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                                                                    Exhibit 4.43

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                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of February 6, 2001

                                      among

                               KU RECEIVABLES LLC,

                           KENTUCKY UTILITIES COMPANY
                                   as Servicer

           THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                                as Administrator

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                                TABLE OF CONTENTS

ARTICLE I.    AMOUNTS AND TERMS OF THE PURCHASES                                    1
Section       1.1.   Purchase Facility                                              1
Section       1.2.   Making Purchases                                               2
Section       1.3.   Purchased Interest Computation                                 4
Section       1.4.   Settlement Procedures                                          4
Section       1.5.   Fees                                                           9
Section       1.6.   Payments and Computations, Etc                                 9
Section       1.7.   Increased Costs                                               10
Section       1.8.   Requirements of Law                                           11
Section       1.9.   Inability to Determine Euro-Rate                              12
Section       1.10.  Extension of Termination Date                                 13

ARTICLE II.   REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS        14
Section       2.1.   Representations and Warranties; Covenants                     14
Section       2.2.   Termination Events                                            14

ARTICLE III.  INDEMNIFICATION                                                      14
Section       3.1.   Indemnities by the Seller                                     14
Section       3.2.   Indemnities by the Servicer                                   15

ARTICLE IV.   ADMINISTRATION AND COLLECTIONS                                       17
Section       4.1.   Appointment of the Servicer                                   17
Section       4.2.   Duties of the Servicer                                        18
Section       4.3.   Lock-Box Account Arrangements                                 19
Section       4.4.   Enforcement Rights                                            19
Section       4.5.   Responsibilities of the Seller                                20
Section       4.6.   Servicing Fee                                                 20

ARTICLE V.    THE AGENTS                                                           20
Section       5.1.   Appointment and Authorization                                 20
Section       5.2.   Delegation of Duties                                          22
Section       5.3.   Exculpatory Provisions                                        22
Section       5.4.   Reliance by Agents                                            22
Section       5.5.   Notice of Termination Events                                  23
Section       5.6.   Non-Reliance on Administrator, Purchaser Agents and Other
                     Purchasers                                                    24
Section       5.7.   Administrators and Affiliates                                 24
Section       5.8.   Indemnification                                               24
Section       5.9.   Successor Administrator                                       25

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
ARTICLE VI.   MISCELLANEOUS                                                        25
Section       6.1.   Amendments, Etc                                               25
Section       6.2.   Notices, Etc                                                  26
Section       6.3.   Successors and Assigns; Participations; Assignments           26
Section       6.4.   Costs, Expenses and Taxes                                     28
Section       6.5.   No Proceedings; Limitation on Payments                        29
Section       6.6.   Confidentiality                                               29
Section       6.7.   GOVERNING LAW AND JURISDICTION                                29
Section       6.8.   Execution in Counterparts                                     30
Section       6.9.   Survival of Termination                                       30
Section       6.10.  WAIVER OF JURY TRIAL                                          30
Section       6.11.  Sharing of Recoveries                                         30
Section       6.12.  Right of Setoff                                               30
Section       6.13.  Entire Agreement                                              30
Section       6.14.  Headings                                                      31
Section       6.15.  Purchaser Groups'  Liabilities                                31

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
EXHIBIT I     Definitions
EXHIBIT II    Conditions of Purchases
EXHIBIT III   Representations and Warranties
EXHIBIT IV    Covenants
EXHIBIT V     Termination Events

SCHEDULE I    Credit and Collection Policy
SCHEDULE II   Lock-Box Banks and Lock-Box Accounts
SCHEDULE III  Trade Names

ANNEX A       Form of Information Package
ANNEX B       Form of Purchase Notice
ANNEX C       List of Excluded Obligors
ANNEX D       Form of Assumption Agreement
ANNEX E       Form of Transfer Supplement

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     This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of February 6, 2001, among KU RECEIVABLES LLC, a Delaware limited liability company, as seller (the "Seller"), KENTUCKY UTILITIES COMPANY, a Kentucky and Virginia corporation ("KU"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as purchaser agent for Market Street Funding Corporation, and as Administrator for each Purchaser Group (in such capacity, the "Administrator"), MARKET STREET FUNDING CORPORATION ("Market Street"), a Delaware corporation, as a Conduit Purchaser and as Related Committed Purchaser, MELLON BANK, N.A., as purchaser agent for Three Rivers Funding Corporation, THREE RIVERS FUNDING CORPORATION ("TRFCO"), a Delaware corporation, as a Conduit Purchaser and as a Related Committed Purchaser, and each of the other members of each Purchaser Group that become parties hereto by executing an Assumption Agreement or a Transfer Supplement.

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

     The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1. PURCHASE FACILITY.

          (a) On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), request that the Related Committed Purchasers, ratably make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Subject to SECTION 1.4(b), concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of undivided percentage ownership interests with respect to the Purchased Interest from the Seller before the

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     Purchaser Group Facility Termination Date for such Related Committed
     Purchaser's Purchaser Group, based on the applicable Purchaser Group's Ratable Share of each purchase requested pursuant to SECTION 1.2(a) (each a "Purchase") (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) to the extent its Investment would not thereby exceed its Commitment and the Aggregate Investment would not (after giving effect to all Purchases on such date) exceed the Purchase Limit.

          (b) The Seller may, upon 60 days' written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount which would cause the Group Investment of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof and unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000. Such reduction shall at the option of the Seller be applied either (i) to reduce ratably the Group Commitment of each Purchaser Group or (ii) to terminate the Group Commitment of any one Purchaser Group.

     Section 1.2. MAKING PURCHASES.

          (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of ANNEX B delivered to the Administrator and each Purchaser Agent in accordance with
     SECTION 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least three Business Days before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, with respect to each Purchaser Group, being the aggregate of the Investments of each Purchaser within such Purchaser Group, relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day), and (C) a pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Investment. Each Purchaser Agent shall promptly notify each Purchaser in its Purchaser Group of the requested Purchase. At its sole discretion, each Conduit Purchaser may reject such Purchase by giving notice to the Purchaser Agent and the Administrator, it being understood that if such Conduit Purchaser rejects such Purchase, the Purchaser Agent for such Conduit Purchaser's Purchaser Group shall thereafter promptly notify each Related Committed Purchaser in its Purchaser Group of such rejection and of their obligations as a result thereof to make a Purchase under this SECTION 1.2. If the Purchase is requested from a Conduit Purchaser and such Conduit Purchaser determines, in its sole discretion, to make the requested Purchase, such Conduit Purchaser shall transfer to the Disbursement Account, an amount equal to such Conduit Purchaser's Purchaser Group Ratable Share of such Purchase on the requested Purchase Date by 3:00 p.m. (New York

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     time). If the Purchase is requested from the Related Committed
     Purchasers for a Purchaser Group (in the case where the related Conduit Purchaser determined not to or was unable to make such Purchase), subject to the terms and conditions hereof, such Related Committed Purchasers for a Purchaser Group shall transfer the applicable Purchaser Group's Ratable Share of each Purchase (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) into the Disbursement Account by no later than 3:00 p.m. (New York time) on the Purchase Date.

          (b) On or before 3:00 p.m. (New York time) the date of each Purchase, each Purchaser (or the related Purchaser Agent on its behalf), shall make available to the Seller in same day funds, at PNC Bank, National Association (Pittsburgh), account number #1011467831, ABA #043-0000-96 (the "Disbursement Account"), an amount equal to the proceeds of such Purchase.

          (c) Effective on the date of each Purchase pursuant to this SECTION
     1.2 and each reinvestment pursuant to SECTION 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser's Investment) an undivided percentage ownership interest in: (i) each Pool Receivable then existing,
     (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

          (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.

          (e) The Seller may, with the written consent of the Administrator and each Purchaser Agent (which consent shall not be unreasonably withheld, conditioned or delayed), add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing

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     Purchaser to increase its Commitment, in each case automatically increasing the Purchase Limit by the amount of the new or increased Commitment; PROVIDED, HOWEVER, that the Commitment of any Purchaser may only be increased with the consent of such Purchaser and at its sole discretion. Each new Purchaser (or Purchaser Group) pursuant to this
     SECTION 1.2(e) and each Purchaser increasing its Commitment pursuant to this SECTION 1.2(e) shall become a party hereto or increase its Commitment, as the case may be, by executing and delivering to the Administrator and the Seller an Assumption Agreement in the form of ANNEX D hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers, be executed by each Person in such new Purchaser's Purchaser Group).

          (f) Each Related Committed Purchaser's obligation hereunder shall be several, such that the failure of any Related Committed Purchaser to make a payment in connection with any purchase hereunder shall not relieve any other Related Committed Purchaser of its obligation hereunder to make payment for any Purchase. Further, in the event any Related Committed Purchaser fails to satisfy its obligation to make a purchase as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers in such defaulting Related Committed Purchaser's Purchaser Group shall purchase the defaulting Related Committed Purchaser's Commitment Percentage of the related Purchase PRO RATA in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser; it being understood that a defaulting Related Committed Purchaser's Commitment Percentage of any Purchase shall be first put to the Related Committed Purchasers in such defaulting Related Committed Purchaser's Purchaser Group and thereafter if there are no other Related Committed Purchasers in such Purchaser Group or if such other Related Committed Purchasers are also defaulting Related Committed Purchasers, then such defaulting Related Committed Purchaser's Commitment Percentage of such Purchase shall be put to each other Purchaser Group ratably and applied in accordance with this paragraph (f)). Notwithstanding anything in this paragraph (f) to the contrary, no Related Committed Purchaser shall be required to make a Purchase pursuant to this paragraph for an amount which would cause the aggregate Investment of such Related Committed Purchaser (after giving effect to such Purchase) to exceed its Commitment.

     Section 1.3. PURCHASED INTEREST COMPUTATION. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator and the Majority Purchasers) be deemed to be 100%. The Purchased Interest shall become zero when the Aggregate Investment thereof and Aggregate Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the

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Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

     Section 1.4. SETTLEMENT PROCEDURES.

          (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

          (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the
     Servicer:

          (i) hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of the Majority Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause an effect of the type described in clauses (b) through
     (e) of the definition of Material Adverse Effect) for the benefit of each Purchaser Group, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Investment and not previously set aside, second, an amount equal to the Fees accrued and unpaid through such day, third, an amount equal to the Increased Costs accrued and unpaid through such day and fourth, to the extent funds are available therefor, an amount equal to the aggregate of each Purchaser Group's Ratable Share of the Servicing Fee accrued through such day and not previously set aside.

          (ii) subject to SECTION 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Investment, ratably, according to each Purchaser's Investment, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; PROVIDED, HOWEVEr, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator (with the consent or at the direction of the Majority Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause an effect of the type described in clauses (b) through (e) of the definition of Material Adverse Effect) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%; PROVIDED, FURTHER, that (x) in the case of any Purchaser that is a Conduit Purchaser (and is not also a Related Committed Purchaser), if such

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     Purchaser has provided notice (a "DECLINING NOTICE") to its Purchaser
     Agent, the Administrator, the Seller and the Servicer that such Purchaser (a "DECLINING CONDUIT PURCHASER") no longer wishes Collections with respect to any Portion of Investment funded or maintained by such Purchaser to be reinvested pursuant to this CLAUSE (II), and (y) in the case of any Purchaser that has either (A) provided notice (an "EXITING NOTICE") to its Purchaser Agent of its refusal, pursuant to SECTION 1.10, to extend its Commitment hereunder or (B) for whom the Purchaser Group Facility Termination Date for its Purchaser Group has occurred (in either case, an "EXITING PURCHASER"), then in either case (x) or (y), above, such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with CLAUSE (iii), below,

          (iii) if such day is a Termination Day (or any day following the provision of a Declining Notice or an Exiting Notice or the occurrence of a Purchaser Group Facility Termination Date), set aside and hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of the Majority Purchasers), segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of the Collections (or in the case of a Declining Conduit Purchaser or an Exiting Purchaser an amount equal to such Purchaser's ratable share of such Collections based on its Investment; provided, that solely for the purpose of determining such Purchaser's ratable share of such Collections, such Purchaser's Investment shall be deemed to remain constant from the date of the provision of a Declining Notice or an Exiting Notice, as the case may be, until the date such Purchaser's Investment has been paid in full; IT BEING UNDERSTOOD that if such day is also a Termination Day, such Declining Conduit Purchaser's or Exiting Purchaser's Investment shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Investment (as recalculated)); PROVIDED, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of "Termination Day" (or any day following the provision of a Declining Notice or an Exiting Notice or the occurrence of a Purchaser Group Facility Termination Date) and, thereafter, the conditions set forth in SECTION 2 of EXHIBIT II are satisfied or waived by the Administrator and the Majority Purchasers (or in the case of a Declining Notice or an Exiting Notice, such Declining Notice or Exiting Notice, as the case may be, has been revoked by the related Declining Conduit Purchaser or Exiting Purchaser, respectively and written notice thereof has been provided to the Administrator, the Seller, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Investment (or the Investment of the Declining Conduit Purchaser or Exiting Purchaser, as the case may be) and ratably in accordance with each Purchaser's Investment (or, in the case of a revocation of a Declining Notice or an Exiting Notice, in accordance with the Investment of such Declining Conduit Purchaser or Exiting Purchaser), be reinvested in accordance with CLAUSE (ii) on the day of such subsequent

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     satisfaction or waiver of conditions or revocation of Declining Notice or Exiting Notice, as the case may be, and

          (iv) release to the Seller (subject to SECTION 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with CLAUSE (ii) or the proviso to CLAUSE (iii) plus (y) the amounts that are required to be set aside pursuant to CLAUSE (i), the first or second proviso to CLAUSE (ii) and CLAUSE (iii) plus (z) the Seller's Share of the Servicing Fee accrued and unpaid through such day.

          (c) The Servicer shall, in accordance with the priorities set forth in
     SECTION 1.4(d), below, deposit into each applicable Purchaser's account (or such other account designated by such applicable Purchaser or its Purchaser Agent), on each Settlement Date, Collections held for each Purchaser with respect to such Purchaser's Portion(s) of Investment pursuant to CLAUSE
     (b)(i) or (f) plus the amount of Collections then held for such Purchaser pursuant to CLAUSES (b)(ii) and (iii) of SECTION 1.4; provided, that if KU or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified KU (or such Affiliate) that such right is revoked, KU (or such Affiliate) may retain the portion of the Collections set aside pursuant to CLAUSE (b)(i) that represents the aggregate of each Purchaser Group's Ratable Share of the Servicing Fee. On the last day of each Yield Period with respect to any Portion of Investment, the applicable Purchaser Agent will notify the Servicer by facsimile of the amount of the Discount accrued with respect to each such Portion of Investment during the related Yield Period then ending.

          (d) The Servicer shall distribute the amounts described (and at the times set forth) in SECTION 1.4(c), as follows:

          (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, FIRST to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of all accrued Discount and Fees (other than Servicing Fees) payable hereunder with respect to each Portion of Investment maintained by the Purchasers within such Purchaser Agent's Purchaser Group; IT BEING UNDERSTOOD that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to the Discount, SECOND to the Administrator (for the benefit of the relevant Affected Party(s)) in payment of any Increased Costs claimed during such Yield Period and THIRD, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to CLAUSE (b)(i) and has not retained such amounts pursuant to CLAUSE (c), to the Servicer's own account (payable in arrears on each Settlement Date) in payment in full of the aggregate of each Purchaser Group's Ratable Share of accrued Servicing Fees so set aside, and

          (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, FIRST if KU or an Affiliate thereof is not the

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     Servicer, to the Servicer's own account in payment in full of all accrued Servicing Fees, SECOND to each Purchaser Agent ratably according to the Discount (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Investment funded or maintained by the Purchasers within such Purchaser Agent's Purchaser Group, THIRD to each Purchaser Agent ratably according to the aggregate of the Investment of each Purchaser in each such Purchaser Agent's Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of each Purchaser's Investment (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%); IT BEING UNDERSTOOD that each Purchaser Agent shall distribute the amounts described in the FIRST and SECOND clauses of this
     SECTION 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to Discount and Investment, respectively, FOURTH, if the Aggregate Investment and accrued Aggregate Discount with respect to each Portion of Investment for all Purchaser Groups have been reduced to zero (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), and all accrued Servicing Fees payable to the Servicer (if other than KU or an Affiliate thereof) have been paid in full, to each Purchaser Group ratably (for the benefit of the Purchasers within such Purchaser Group) in accordance with its Ratable Share, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts (including Increased Costs) owed thereto by the Seller or Servicer hereunder and, FIFTH, to the Servicer's own account (if the Servicer is KU or an Affiliate thereof) in payment in full of the Aggregate of each Purchaser Group's Ratable Share of all accrued Servicing Fees.

After the Aggregate Investment, Aggregate Discount, fees payable pursuant to each Purchaser Group Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

          (e) For the purposes of this SECTION 1.4:

          (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted downward as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment (except a setoff in the ordinary course in connection with a Security Deposit or Obligor Payment Plan or pursuant to the terms of an Energy Wholesale Contract) made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or downward adjustment; PROVIDED, HOWEVER that if the Servicer is not the Originator or an Affiliate of Seller or the

     Originator, Seller shall not be deemed to have received collections under this SECTION (e)(i) for any reduction or downward adjustment of a Pool Receivable resulting solely from such Servicer's failure to comply with applicable Legal Requirements;

          (ii) if on any day any of the representations or warranties in SECTION 1(g) or (n) of EXHIBIT III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

          (iii) except as provided in CLAUSE (i) or (ii), or as otherwise required by applicable Legal Requirements or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

          (iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

          (f) If at any time the Seller shall wish to cause the reduction of Aggregate Investment (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Investment), the Seller may do so as follows:

          (i) the Seller shall give the Administrator, each Purchaser Agent and the Servicer (A) at least two Business Days' prior written notice thereof for any reduction of Aggregate Investment less than or equal to $10,000,000 and (B) at least ten Business Days' prior written notice thereof for any reduction of Aggregate Investment greater than $10,000,000 (in each case such notice shall include the amount of such proposed reduction and the proposed date on which such reduction will commence);

          (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

          (iii) the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Investment, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) on the next Settlement Date with respect to any Portions of Investment maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate

     Investment (together with the Investment of any related Purchaser) shall be deemed reduced in the amount to be paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) only when in fact finally so paid;

PROVIDED THAT the amount of any such reduction shall be not less than $1,000,000 for each Purchaser Group and shall be an integral multiple of $500,000, and the entire Aggregate Investment after giving effect to such reduction shall be not less than $20,000,000 and shall be in an integral multiple of $1,000,000 (unless the Aggregate Investment shall have been reduced to zero).

     Section 1.5. FEES. The Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers certain fees in the amounts and on the dates set forth in letters, dated the date hereof (each such letter, as amended, supplemented, or otherwise modified from time to time, "a Purchaser Group Fee Letter") in each case among the Seller, the Servicer, the Administrator and the related Purchaser Agent.

     Section 1.6. PAYMENTS AND COMPUTATIONS, ETC.

          (a) All amounts to be paid to, or deposited with, any Affected Person by the Seller, its Affiliates or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 1:00 p.m. (New York City time) on the day when due in same day funds to the applicable Purchaser's account (as such account is identified in the related Purchaser Group Fee Letter). All amounts received after 1:00 p.m. (New York City time) will be deemed to have been received on the next Business Day.

          (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid to, or deposited with, any Affected Person by the Seller, its Affiliates or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

          (c) All computations of interest under CLAUSE (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder to any Affected Person shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

     Section 1.7. INCREASED COSTS.

          (a) If any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any other Program Support Provider or any of their respective

     Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility or other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall, pursuant to SECTION 1.4(d), pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances as Increased Costs, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation, in each case adopted, issued or occurring after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other Governmental Authority issued or occurring after the date of this Agreement (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest or any portion thereof in respect of which Discount is computed by reference to the Euro-Rate, then upon demand by such Affected Person, the Seller shall, pursuant to SECTION 1.4(d) pay to the Administrator (for the account of such Affected Person), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs as Increased Costs. Such Affected Person shall provide notice to the Seller of its claim to such amounts setting forth in reasonable detail the basis for such determination.

          (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement

     Section 1.8. REQUIREMENTS OF LAW.

     (a) If any Affected Person reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

          (A) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or any portion thereof or in the amount of such Person's Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or otherwise is considered doing business (unless the Affected Person would not be considered doing business in such jurisdiction, but for having entered into, or engaged in the transactions in connection with, this Agreement or any other Transaction Document) or a political subdivision thereof),

          (B) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or the Base Rate hereunder, or

          (C) does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator or as a Purchaser Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Investment, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall, pursuant to SECTION 1.4(d), pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable as Increased Costs. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; PROVIDED, HOWEVER, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

     (b) Notwithstanding any other provision of SECTION 1.7 or this SECTION 1.8, the amounts paid by the Seller as Increased Costs under such Sections on any Settlement Date shall be settled by deduction from the Total Reserves in effect on such Settlement Date (as set forth on the related Information Package) and shall in no case exceed the amount of such reserve (after giving effect to all other deductions applicable) on such Settlement Date. The Seller shall have no obligation to compensate for any shortfall in payments due to the operation of this Section 1.8(b) on such Settlement Date on any future Settlement Date, and any deduction under this Section 1.8(b) applicable to such Settlement Date shall not apply to future Settlement Dates.

     Section 1.9. INABILITY TO DETERMINE EURO-RATE. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, or adequate means do not exist for ascertaining the Euro-Rate for such Yield Period, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Investment shall be funded at the Yield Rate determined by reference to the Euro-Rate and
(b) the Discount for any outstanding Portions of Investment then funded at the Yield Rate determined by reference to the Euro-Rate shall, on the last day of the then current Yield Period, be converted to the Yield Rate determined by reference to the Base Rate.

     (b) If, on or before the first day of any Yield Period, the Administrator shall have been notified by any Purchaser, Purchaser Agent or Liquidity Provider that, such Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Investment at the Yield Rate determined by reference to the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Investment shall be funded at the Yield Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Investment then funded at the Yield Rate determined by reference to the Euro-Rate shall be converted to the Yield Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period if such Person may lawfully continue to maintain such Portion of Investment at the Yield Rate determined by reference to the Euro-Rate to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Investment at the Yield Rate determined by reference to the Euro-Rate to such day.

     Section 1.10. EXTENSION OF TERMINATION DATE. The Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the Facility Termination Date for an additional 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Facility Termination Date. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys' Costs) shall be paid by the Seller. In the event a Purchaser declines the request for such extension, the Administrator shall so notify each Purchaser Agent and the Seller of such determination; PROVIDED, HOWEVER, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the Purchaser[s] shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension. Each other Purchaser who shall have previously assented to the renewal may, within two Business Days of the receipt of such notice, opt to revoke its renewal under this paragraph by written notice to the Administrator, each other Purchaser and the Seller (it being understood that upon the expiration of such two Business Days, each Purchaser who shall have delivered notice of its refusal to renew or shall have so revoked a previously declared renewal shall be an Exiting Purchaser for all purposes of this Agreement, including SECTION 1.4(b)). Thereafter, each such Purchaser's Commitment shall terminate, the Purchase Limit shall be reduced by the aggregate of the Commitments of the Exiting Purchasers under this paragraph (unless there shall be a corresponding increase in Commitments pursuant to SECTION 1.2(e)), and each such Purchaser (and in the case of a termination pursuant to this paragraph of the Commitments of an entire Purchaser Group, the related Purchaser Agent) shall have no further rights or obligations hereunder (except for (i) its rights to continue to receive payments hereunder with respect to Investment, Discount and Fees in connection with its Investment in the Purchased Interest, (ii) its rights to receive any other amounts owing to such Purchaser as an Indemnified Party or Affected Person,
(iii) any voting rights that such Purchaser may have with respect to any Lock-Box Account and the related Lock-Box Agreement and (iv) any other rights that expressly survive termination, in each case until all payments owed to such Purchaser hereunder have been paid in full).

                                   ARTICLE II.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

     Section 2.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the Seller, KU and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in EXHIBITS III and IV, respectively.

     Section 2.2. TERMINATION EVENTS. If any of the Termination Events set forth in EXHIBIT V shall occur, the Administrator may (with the consent of the Majority Purchasers) or shall (at the direction of the Majority Purchasers), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); PROVIDED, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in PARAGRAPH (f) of EXHIBIT V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III.
                                 INDEMNIFICATION

     Section 3.1. INDEMNITIES BY THE SELLER. Without limiting any other rights that the any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents or counsel, (b) recourse with respect to any Receivable to the extent that such Receivable is uncollectible in whole or part on account of the insolvency, bankruptcy or lack of credit worthiness of the related Obligor or any Insolvency Proceeding in respect to an Obligor, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or otherwise is considered doing business (unless the Indemnified Party would not be considered doing business in such jurisdiction, but for having entered into, or engaged in the transactions in connection with, this Agreement or any other Transaction Document) or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

               (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by the Seller, Originator or any Affiliate thereof with respect to Receivables or this Agreement to be true and correct,

               (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects,

               (iii) the failure by the Seller to comply with any applicable Legal Requirement with respect to any Pool Receivable or the related Contract or applicable Legal Requirement under which any Pool Receivable arises or the failure of any Pool Receivable or the related Contract to conform to any such applicable Legal Requirement,

               (iv) the failure to vest in the Administrator (for the benefit of the Purchasers) a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

               (v) the failure, to the extent resulting from an action or inaction of Seller, Originator or any Affiliate thereof, to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

               (vi) any dispute, claim, offset or defense (other than any reduction, revision or discharge in any Insolvency Proceeding relating to the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense not related to an Insolvency Event based on such Receivable or the related Contract or applicable Legal Requirement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities by the Seller or any of its Affiliates with respect to such Receivable,

               (vii) any failure of the Seller, Originator or any Affiliate thereof to perform its duties or obligations in accordance with the provisions hereof or under the Contracts or the applicable Legal Requirements,

               (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that give rise to any Receivable,

               (ix) the commingling of Collections by Seller, Originator or any Affiliate thereof at any time with other funds,

               (x)    the use of proceeds of purchases or reinvestments,

               (xi) any reduction in the Aggregate Investment as a result of the distribution of Collections pursuant to SECTION 1.4(D), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason, or

               (xii) any obligation or liability of any Indemnified Party to any Obligor or any other third Person with respect to any Receivables, Contracts or applicable Legal Requirements related thereto, other than any obligation or liability resulting from the Servicer (if the Servicer is not the Originator or an Affiliate of the Originator) failing to comply with Applicable Legal Requirements, or any obligation of any Indemnified Party to perform any of the obligations of the Seller or the Originator with respect to any Receivables, Contracts or applicable Legal Requirements related thereto.

     Section 3.2. INDEMNITIES BY THE SERVICER. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any applicable Legal Requirements with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities by the Servicer or its Affiliates with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party; PROVIDED THAT in each case such Indemnified Amounts arise out of, result from or relate to acts or omissions of such Servicer prior to the appointment of a successor to such Servicer pursuant to SECTION 4.1(C).

                                   ARTICLE IV.
                         ADMINISTRATION AND COLLECTIONS

     Section 4.1. APPOINTMENT OF THE SERVICER.

          (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to KU (in accordance with this SECTION 4.1) of the designation of a new Servicer, KU is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchasers) or shall (at the direction of the Majority Purchasers) designate as Servicer any Person (including itself) to succeed KU or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

          (b) Upon the designation of a successor Servicer as set forth in CLAUSE (a), KU agrees that it will terminate its activities as Servicer hereunder in any reasonable manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and KU shall cooperate with, and assist in the transfer of such servicing duties to, such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and, subject to restrictions in applicable contracts and agreements, use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

          (c) KU acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each Purchaser Group have relied on KU's agreement to act as Servicer hereunder. Accordingly, KU agrees that it will not voluntarily resign as Servicer.

          (d) The Servicer may delegate its duties and obligations hereunder to the Sub-Servicer; PROVIDED, that, in such delegation: (i) the Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, and
     (iv) the terms of any agreement with the Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to the Sub-Servicer); PROVIDED, HOWEVER, that if any such delegation is to any Person other than the Originator or an Affiliate

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

     thereof, the Administrator and the Majority Purchasers shall have consented in writing in advance to such delegation.

     Section 4.2. DUTIES OF THE SERVICER.

          (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable Legal Requirements, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the account of each Purchaser Group, the amount of the Collections to which each such Purchaser Group is entitled in accordance with ARTICLE I. The Servicer may, in accordance with the applicable Credit and Collection Policy and applicable Legal Requirements, extend the maturity of any Pool Receivable (but not beyond 30 days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that: (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Administrator or any Purchaser Group under this Agreement and (ii) if a Termination Event has occurred and KU or an Affiliate thereof is serving as the Servicer, KU or such Affiliate may only make such extensions or adjustments if (A) required to do so by applicable Legal Requirements or (B) the Outstanding Principal Balance of the Receivable adjusted or extended shall be less than $250 and the aggregate Outstanding Principal Balance of all Receivables so adjusted or extended up to such time does not exceed $10,000 or (C) upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is KU or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security to the extent in compliance with applicable Legal Requirements; PROVIDED, HOWEVER, that no such direction may be given unless either: (A) a Termination Event has occurred or (B) the Administrator believes in good faith that failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

          (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if KU or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than KU or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the

          Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

          (c) The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

     After such termination, if KU or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

     Section 4.3. LOCK-BOX ACCOUNT ARRANGEMENTS. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchasers) or shall (upon the direction of the Majority Purchasers) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts or the KU Post-Office Box (as appropriate) transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts, to the KU Post-Office Box or to Travelers redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchaser Groups, any Indemnified Party or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with SECTION 4.2(b) and ARTICLE I (in each case as if such funds were held by the Servicer thereunder).

     Section 4.4. ENFORCEMENT RIGHTS.

          (a) At any time following the occurrence of a Termination Event:

          (i) the Administrator may (with the consent or at the direction of the Majority Purchasers) direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

          (ii) the Administrator may (with the consent or at the direction of the Majority Purchasers) instruct the Seller or the Servicer to give notice of the Purchaser Groups' interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; PROVIDED, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors, and

          (iii) the Administrator may (with the consent or at the direction of the Majority Purchasers) request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer, to the extent allowed by the Servicer's agreement(s) with the vendor(s) of such software, the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

          (b) The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

     Section 4.5. RESPONSIBILITIES OF THE SELLER.

          (a) Anything herein to the contrary notwithstanding, the Seller shall:
     (i) perform all of its obligations, if any, under the Contracts or applicable Legal Requirements related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer or the Originator thereunder.

          (b) KU hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests and at such Servicer's sole expense) as the data-processing agent of the Servicer and, in such capacity, KU shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that KU conducted such data-processing functions while it acted as the Servicer.

     Section 4.6. SERVICING FEE. (a) Subject to CLAUSE (b), the Servicer shall be paid a fee (the "Servicing Fee") equal to 0.50% (the "Servicing Fee Rate") PER ANNUM of the daily average aggregate Outstanding Balance of the Pool Receivables. The aggregate of each Purchaser Group's Ratable Share of such fee shall be paid through the distributions contemplated by SECTION 1.4(d), and the Seller's Share of such fee shall be paid by the Seller.

     (b) If the Servicer ceases to be KU or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to CLAUSE (a) and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                   ARTICLE V.
                                   THE AGENTS

     Section 5.1. APPOINTMENT AND AUTHORIZATION. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association as the "Administrator" hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

     (b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser's Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

     (c) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

     (d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

     Section 5.2. DELEGATION OF DUTIES. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 5.3. EXCULPATORY PROVISIONS. None of the Purchaser Agents, the Administrator or any of their directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person's gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Originator or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in EXHIBIT
II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, Originator or any of their Affiliates.

     Section 5.4. RELIANCE BY AGENTS. Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

     (b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchasers or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

     (c) The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent's Purchasers.

     (d) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the "Purchaser Agent" in the definition of "Purchaser Agent" hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

     Section 5.5. NOTICE OF TERMINATION EVENTS. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Majority Purchasers unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.

     Section 5.6. NON-RELIANCE ON ADMINISTRATOR, PURCHASER AGENTS AND OTHER PURCHASERS. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer or the Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer or the Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer or the Originator or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 5.7. ADMINISTRATORS AND AFFILIATES. Each of the Purchasers and the Administrator and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, Servicer or the Originator or any of their Affiliates and PNC Bank, National Association may exercise or refrain from exercising its rights and powers as if it were not the Administrator. With respect to the acquisition of the Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms "Purchaser" and "Purchasers" shall include each of the Purchaser Agents and the Administrator in their individual capacities.

     Section 5.8. INDEMNIFICATION. Each Purchaser Group (it being understood that, in the case of the Purchaser Group including TRFCO, the provisions of this
SECTION 5.8 shall only apply to each Purchaser therein) shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, KU or Servicer and without limiting the obligation of the Seller, KU or Servicer to do so), ratably in accordance with its Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction); PROVIDED, that in the case of each Purchaser that is a commercial paper conduit, such indemnity shall be provided solely to the extent of amounts received by such Purchaser under this Agreement which exceed the amounts required to repay such Purchaser's outstanding Notes. Notwithstanding anything in this SECTION 5.8 to the contrary, each of the Administrator, each Purchaser Agent and each Purchaser hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Note issued by such Conduit Purchaser is paid in full.

     Section 5.9. SUCCESSOR ADMINISTRATOR. The Administrator may, upon at least five (5) days notice to the Seller and each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor agent is appointed by the Majority Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator's resignation hereunder, the provisions of SECTIONS 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     Section 6.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, each Purchaser Agent, each Conduit Purchaser and the Majority Purchasers, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Aggregate Investment of any Purchaser, or, except as contemplated by SECTION 1.4 or in connection with an Assumption Agreement in accordance with the terms hereof, any Purchaser's pro rata share of the Purchased Interest or any Related Committed Purchaser's Commitment, (E) amend, modify or waive any provision of the definition of "Majority Purchaser" or this
SECTION 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Reserve," "Loss Reserve Percentage," "Dilution Reserve," "Dilution Reserve Percentage" or CLAUSE (G) of the definition of "Termination Event" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. No failure on the part of the Purchasers or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 6.2. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof (or in any Assumption Agreement or Transfer Supplement pursuant to which it became a party hereto) or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 6.3. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

     (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Seller may not assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the Purchaser Agents and the Purchasers.

     (b) PARTICIPATIONS. Any Purchaser may sell to one or more Persons (each a "Participant") participating interests in the interests of such Purchaser hereunder; PROVIDED, HOWEVER, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser's right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.

     (c) ASSIGNMENTS BY CERTAIN RELATED COMMITTED PURCHASERS. Any Related Committed Purchaser may assign to one or more Persons (each a "Purchasing Related Committed Purchaser"), reasonably acceptable to the related Purchaser Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of ANNEX E with any changes as have been approved by the parties thereto (a "Transfer Supplement"), executed by each such Purchasing Related Committed Purchaser and such selling Related Committed Purchaser and consented to by such related Purchaser Agent and Seller (which consent shall not be unreasonably withheld or delayed). Any such assignment by Related Committed Purchaser cannot be for an amount less than $10,000,000. Upon
(i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and
(iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a "Related Committed Purchaser" and any resulting adjustment of the selling Related Committed Purchaser's Commitment.

     (d) REPLACEABLE PURCHASERS AND PURCHASER GROUPS. If any Purchaser (a "Replaceable Purchaser" and, together with the other members of such entity's Purchaser

Group, a "Replaceable Purchaser Group") shall (i) make demand upon the Seller for any amounts under SECTION 1.7 or 1.8, (ii) give notice under SECTION 1.9(b) of its inability to fund or maintain any portion of Investment at the Yield Rate determined by references to the Euro-Rate or (iii) cease to have a short-term debt rating of "A-1" by Standard & Poor's and "P-1" by Moody's (if such a rating is required by the related Purchaser's securitization program), then either (A) the related Purchaser Agent may designate a replacement financial institution (a "Replacement Purchaser") that shall either be an Affiliate of the related Purchaser Agent or reasonably acceptable to the Seller, (B) if such Replaceable Purchaser is a Related Committed Purchaser and is not either a Conduit Purchaser or an Affiliate of its Purchaser Agent, the Seller may designate a Replacement Purchaser acceptable to the Administrator and the applicable Purchaser Agent or
(C) if such Replaceable Purchaser is either a Conduit Purchaser or an Affiliate of its Purchaser Agent, the Seller may designate a replacement Purchaser Group (a "Replacement Purchaser Group") acceptable to the Administrator and each Purchaser Agent (other than the Purchaser Agent for the Replaceable Purchaser Group). After such designation, the Replaceable Purchaser (in the case of a designation under CLAUSE (a) or (b) above) or the Replaceable Purchaser Group (in the case of a designation under CLAUSE (c) above) shall, subject to its receipt of an amount equal to the aggregate outstanding principal balance of its Investment and accrued and unpaid Discount thereon (and, if applicable, its receipt (unless a later date for the remittance thereof shall be agreed upon by the Seller and such Replaceable Purchaser or Replaceable Purchaser Group) of all amounts claimed under SECTION 1.7 and/or 1.8) promptly assign all of its rights, obligations and Commitment hereunder, together with all of its right, title and interest in, to and under the Purchased Interest allocable to it, to the Replacement Purchaser or to the Replacement Purchaser Group (as appropriate). Once such assignment becomes effective, the Replacement Purchaser, or each member of the Replacement Purchaser Group, shall be deemed to be a "Purchaser" or "Purchaser Agent" (as appropriate) for all purposes hereof and such Replaceable Purchaser or each member of such Replaceable Purchaser Group (as appropriate) shall cease to be a " Purchaser"or "Purchaser Agent" (as appropriate) for all purposes hereof and shall have no further rights or obligations hereunder.

     (e) ASSIGNMENT BY CONDUIT PURCHASERS. Each party hereto agrees and consents
(i) to any Conduit Purchaser's assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program; and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon any such complete assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; PROVIDED, HOWEVER, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers (or, if such Conduit Purchaser is also a Related Committed Purchaser, its Purchaser Agent), make any such transfer of its rights hereunder unless the assignee (A) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (B) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (C) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a supplement hereto, substantially in the form of ANNEX E with any changes as have been approved by the parties thereto (also, a "Transfer Supplement"), duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (x) notify each of the other parties hereto of such assignment and (y) take all further action that the assignee reasonably requests in order to evidence the assignee's right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the applicable rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

     (f) OPINIONS OF COUNSEL. If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of any Conduit Purchaser, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.

     Section 6.4. COSTS, EXPENSES AND TAXES. In addition to the rights of indemnification granted under SECTION 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, each Purchaser Agent and each Purchaser who is an Affiliate of a Purchaser Agent with respect thereto and with respect to advising the Administrator and each Purchaser Group as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, each Purchaser Group and their respective Affiliates in connection with the enforcement of this Agreement and the other Transaction Documents. In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 6.5. NO PROCEEDINGS; LIMITATION ON PAYMENTS. Each of the Seller, KU, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provision of this SECTION 6.5 shall survive any termination of this Agreement.

     Section 6.6.CONFIDENTIALITY. Each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; PROVIDED, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, and (b) the Seller's legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator and each Purchaser Agent and each Purchaser agree to maintain the confidentiality of non-public financial information regarding the Originator and its Subsidiaries and Affiliates; PROVIDED, that such information may be disclosed to: (i) prospective Purchasers, to the extent such prospective Purchasers agree to maintain the confidentiality of such information in accordance with this SECTION 6.6, (ii) legal counsel and auditors of any member of any Purchaser Group or the Administrator if they agree to hold it confidential, (iii) the rating agencies rating the Notes, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over PNC, any member of any Purchaser Group, or any Program Support Provider. In no instance shall this section prevent the disclosure of information at the request or demand of, and to, a Governmental Authority having jurisdiction over the disclosing party, or disclosure pursuant to any order of a court or Governmental Authority, or as otherwise required by law.

     Section 6.7. GOVERNING LAW AND JURISDICTION.

          THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     Section 6.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

     Section 6.9. SURVIVAL OF TERMINATION. The provisions of SECTIONS 1.7, 1.8, 3.1, 3.2, 6.4, 6.5, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.

     Section 6.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 6.11. SHARING OF RECOVERIES. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a proportion greater than that which its share of the aggregate Commitments would entitle it to or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 6.12. RIGHT OF SETOFF. During a Termination Event, each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

     Section 6.13. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     Section 6.14. HEADINGS. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

     Section 6.15. PURCHASER GROUPS' LIABILITIES. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        KU RECEIVABLES LLC

                                        By:
                                           Name:
                                           Title:

                                        Address:

                                             KU Receivables LLC
                                             220 West Main St.
                                             Louisville, Kentucky 40202

                                             Attention: Treasurer
                                             Telephone No.: (502) 627-4956
                                             Facsimile No.: (502) 627-4742

                                        KENTUCKY UTILITIES COMPANY
                                        as Servicer

                                        By:
                                           Name:
                                           Title:

                                        Address:

                                             Kentucky Utilities Company
                                             220 West Main St.
                                             Louisville, Kentucky 40202

                                             Attention: Treasurer
                                             Telephone No.: (502) 627-4956
                                             Facsimile No.: (502) 627-4742

                                 MARKET STREET FUNDING CORPORATION
                                 As Conduit Purchaser and as a Related
                                 Committed Purchaser

                                 By:
                                   Name:
                                   Title:

                                 Address:

                                        Market Street Funding Corporation
                                        c/o AMACAR Group, L.L.C.
                                        6525 Morrison Blvd., Suite 318
                                        Charlotte, North Carolina  28211

                                        Attention: Douglas K. Johnson
                                        Telephone No.: (704) 365-0569
                                        Facsimile No.: (704) 365-1362

                                 With a copy to:

                                        PNC Bank, National Association
                                        One PNC Plaza
                                        249 Fifth Avenue
                                        Pittsburgh, Pennsylvania  15222-2707

                                        Attention: John Smathers
                                        Telephone No.: (412) 762-6440
                                        Facsimile No.: (412) 762-9184

                                        Commitment: $ 25,000,000

                                 PNC BANK, NATIONAL ASSOCIATION,
                                 as Administrator and as Purchaser Agent for Market Street Funding Corporation

                                 By:
                                   Name:
                                   Title:

                                 Address:
                                        PNC Bank, National Association
                                        One PNC Plaza
                                        249 Fifth Avenue
                                        Pittsburgh, Pennsylvania  15222-2707

                                        Attention: John Smathers
                                        Telephone No.: (412) 762-6440
                                        Facsimile No.: (412) 762-9184

                                 THREE RIVERS FUNDING CORPORATION
                                 As Conduit Purchaser and as a Related Committed Purchaser

                                 By:
                                   Name:
                                   Title:

                                 Address:

                                      c/o Global Securitization Services, LLC
                                      25 West 43rd Street, Suite 704
                                      New York, New York 10036

                                      Attention: Bernard J. Angelo
                                      Telephone No.: (212) 302-5151
                                      Facsimile No.: (212) 302-8767

                                      with a copy to:
                                      Mellon Bank, N.A.
                                      One Mellon Bank Center, Room 0410
                                      Pittsburgh, Pennsylvania 15258-0001

                                      Attention: Jonathan F. Widich
                                      Telephone: (412) 234-0711
                                      Facsimile: (412) 234-5434

                                      Commitment: $ 25,000,000

                                 MELLON BANK, N.A.,
                                 as Purchaser Agent for Three Rivers Funding
                                         Corporation

                                 By:
                                     Name:
                                     Title:

                                 Address:

                                        Mellon Bank, N.A.
                                        One Mellon Bank Center, Room 0410
                                        Pittsburgh, Pennsylvania 15258-0001

                                        Attention: Jonathan F. Widich
                                        Telephone: (412) 234-0711
                                        Facsimile: (412) 234-5434

                                    EXHIBIT I
                                   DEFINITIONS

     As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

     "Administrator's Account" means the account (account number 1002422076) of the Administrator maintained at the office of PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, or such other account as may be so designated in writing by the Administrator to the Servicer.

     "Administrator" has the meaning set forth in the preamble to the Agreement.

     "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers ) shall not constitute an Adverse Claim.

     "Affected Person" has the meaning set forth in SECTION 1.7 of the Agreement.

     "Affiliate" shall have the following meanings:

     (1) for all purposes of the Agreement other than for the purposes of the definitions of "Eligible Receivables" and "Receivables", PARAGRAPHS 1(d) AND 2(k) of EXHIBIT III and PARAGRAPH 3 OF EXHIBIT IV, as to KU (in both of its capacities as Originator and as Servicer), the Seller and the Sub-Servicer, "Affiliate" means KU, the Seller, the Sub-Servicer and any other Person that, directly or indirectly, is controlled by KU, and

     (2) for the purposes of the definitions of "Eligible Receivables" and "Receivables", PARAGRAPHS 1(d) AND 2(k) of EXHIBIT III and PARAGRAPH 3 of
     EXHIBIT IV, as to KU (in both of its capacities as Originator and as Servicer), the Seller and the Sub-Servicer and for all purposes of this Agreement as to any other Person, "Affiliate" means: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in CLAUSE (A), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

     "Aggregate Discount" at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser's Investment at such time.

     "Aggregate Investment" means the sum of the amounts paid to the Seller in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to the Agreement, as reduced from time to time by Collections distributed and applied on account of the Purchasers' respective shares of such Aggregate Investment pursuant to SECTION 1.4(d) of the Agreement; PROVIDED, that if such Aggregate Investment shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Investment shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

     "Agreement" has the meaning set forth in the preamble to the Agreement.

     "Assumption Agreement" means an agreement substantially in the form set forth in ANNEX D to the Agreement.

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.Section. 101, et seq.), as amended from time to time.

     "Base Rate" means, for any day, (i) in the case of the Purchaser Group including Market Street, the Market Street Base Rate, and (ii) in the case of each other Purchaser Group, the rate set forth as the Base Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

     "BBA" means the British Bankers' Association.

     "Benefit Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA in respect of which the Seller, the Originator or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "Business Day" means any day (other than a Saturday or Sunday) on which:
(a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania, and (b) if this definition of "Business Day" is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

     "Change in Control" means that the Originator ceases to own, directly or indirectly 100% of the capital stock of the Seller free and clear of all Adverse Claims.
          "Closing Date" means February 6, 2001.

     "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by the Originator, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to SECTION 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

     "Commitment" means, with respect to each Related Committed Purchaser, the maximum amount which such Purchaser is obligated to pay hereunder on account of any Purchase, as set forth below its signature to this Agreement or in the Assumption Agreement or Transfer Supplement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to SECTION 6.3(c), increased pursuant to SECTION 1.2(e) or modified in connection with a change in the Purchase Limit pursuant to SECTION 1.1(b).

     "Commitment Percentage" means, for each Related Committed Purchaser in a Purchaser Group, such Related Committed Purchaser's Commitment divided by the total of all Commitments of all Related Committed Purchasers in such Purchaser Group.

     "Company Note" has the meaning set forth in SECTION 3.1 of the Sale Agreement.

     "Concentration Percentage" means: (a) for any Group A Obligor or Group B Obligor, 10%, (b) for any Group C Obligor, 5% and (c) for any Group D Obligor 2.5%.

     "Community Banks" shall mean, (i) prior to the occurrence of a Community Lock-Box Event, the Lock-Box Banks identified as such on Schedule II hereto and
(ii) after the occurrence of a Community Lock-Box Event, such Lock-Box Banks as the Administrator shall designate in its sole discretion.

     "Community Bank Lock-Box Event" means that the Originator shall cease to have a rating of at leaset "BBB-" by Standard & Poor's or "Baa3" by Moody's on its long-term senior secured debt securities (without third-party credit-enhancement).

     "Conduit Purchasers" means each commercial paper conduit that is a party to the Agreement, as a purchaser, or that becomes a party to the Agreement, as a purchaser pursuant to an Assumption Agreement or a Transfer Supplement.

     "Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

     "CP Rate" for any Yield Period for any Portion of Investment (i) in the case of the Purchaser Group including Market Street, means the Market Street CP Rate and (ii) in the case of each of other Purchaser Group shall mean the rate set forth as the CP Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

     "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of the Originator in effect on the date of the Agreement and described in SCHEDULE I to the Agreement, as modified in compliance with the Agreement.

     "Cut-off Date" has the meaning set forth in the Sale Agreement.

     "Days' Sales Outstanding" means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originator during the three calendar months ended on the last day of such calendar month divided by
(ii) 90.

     "Debt" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in CLAUSES (a) through (d).

     "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originator during the month that is two calendar months before such month.

     "Defaulted Receivable" means a Receivable:

          (a) as to which any payment, or part thereof, remains unpaid for more than 46 days, in each case from the original invoice date for such payment, or

          (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, (ii) that has been written off the Seller's books as uncollectible or (iii) that should have been written off the Seller's books as uncollectible pursuant to the Credit and Collection Policy.

     "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by
(b) the aggregate Outstanding Balance of all Pool Receivables on such day.

     "Delinquent Receivable" means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 46 days from the original invoice date for such payment or (b) without duplication, which has been (or consistent with the Credit and Collection Policy, would be) classified as a Delinquent Receivable by the Originator.

     "Dilution Reserve" means, on any day, an amount equal to: (a) the Aggregate Investment at the close of business of the Servicer on such date MULTIPLIED BY
(b) (i) the Dilution Reserve Percentage on such date, DIVIDED BY (ii) 100% minus the Dilution Reserve Percentage on such date.

     "Dilution Reserve Percentage" means 1%, or such other higher percentage as the Administrator may designate by written notice to the Seller and the Servicer from time to time.

     "Disbursement Account" has the meaning set forth in SECTION 1.2(b).

     "Discount" means with respect to any Purchaser:

          (a) for any Portion of Investment for any Yield Period with respect to any Purchaser to the extent such Portion of Investment will be funded by such Purchaser during such Yield Period through the issuance of Notes:

                                CPR x I x ED/360

          (b) for any Portion of Investment for any Yield Period with respect to any Purchaser to the extent such Portion of Investment will not be funded by such Purchaser during such Yield Period through the issuance of Notes:

                              YR x I x ED/Year + TF

     where:

           YR   = the Yield Rate, as applicable, for such Portion of
                  Investment for such Yield Period with respect to such Purchaser,

           I    = the Investment with respect to such Portion of
                  Investment during such Yield Period with respect to such Purchaser,

           CPR = the CP Rate for the Portion of Investment for such Yield Period with respect to such Purchaser,

           ED   = the actual number of days during such Yield Period,

           Year = if such Portion of Investment is funded based upon:
                  (i) the Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

           TF   = the Termination Fee, if any, for the Portion of
                  Investment for such Yield Period with respect to such Purchaser;

PROVIDED, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED FURTHER, that Discount for any Portion of Investment shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     "Eligible Receivable" means, at any time, a Pool Receivable:

          (a) the Obligor of which is (i) a United States resident, (ii) not a government or a governmental subdivision, affiliate or agency (other than a state or local government, agencies or instrumentalities as to which the Seller shall have provided evidence (including opinions or memorandum of counsel) satisfactory to the Administrator that the Receivables of such state or local government, agencies or instrumentalities Obligor are not subject to any limitations on assignment or offset rights similar in any respect to the Federal Assignment of Claims Act), (iii) not subject to any action of the type described in PARAGRAPH (F) of EXHIBIT V to the Agreement and (iv) not an Affiliate of the Originator or any Affiliate of the Originator,

          (b) that is denominated and payable only in U.S. dollars in the United States,

          (c) that does not have a stated maturity or due date which is more than 30 days after the original invoice date of such Receivable,

          (d) that arises under a duly authorized Contract or applicable Legal Requirement in respect of the sale and delivery of goods and services in the ordinary course of the Originator's business,

          (e) that arises under a duly authorized Contract or applicable Legal Requirement that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

          (f) that conforms in all material respects with all applicable Legal Requirements in effect,

          (g) that is not the subject of any asserted dispute, hold back defense, Adverse Claim, other claim or offset (other than an offset for amounts payable by the Originator in the ordinary course of the Originator's business to the related Obligor arising from a Security Deposit or an Obligor Payment Plan or pursuant to the terms of an Energy Wholesale Contract),

          (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

          (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to SECTION 4.2 of the Agreement,

          (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

          (k) for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

          (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

          (m) that is not a Defaulted Receivable or a Delinquent Receivable;

          (n) for which none of the Originator, the Seller and the Servicer has established any offset arrangements with the related Obligor (except for any such arrangement in connection with a Security Deposit or Obligor Payment Plan or contained in an Energy Wholesale Contract),

          (o) for which Defaulted Receivables of the related Obligor do not exceed 25% of the Outstanding Balance of all such Obligor's Receivables,

          (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator; PROVIDED, HOWEVER that no receivable shall be deemed ineligible solely because the Originator is or may be entitled, subject to the performance of additional services by the Originator, to unearned payments from the related Obligor representing a Security Deposit or under an Obligor Payment Plan connected to such Receivable,

          (q) for which the related Obligor is not an Excluded Obligor,

          (r) that, prior to the Energy Wholesale Addition Date, does not arise under or subject to an Energy Wholesale Contract.

     "EMPP Accumulator Balance" means, at any time, the dollar amount of the aggregate surplus of amounts paid by the Obligors over the amount paid by the Originator shown in the Servicer's records tracking the payment status of the Receivables subject to Obligor Payment Plans, or, if such records shall show a deficit, 0.

     "Energy Wholesale Contract" means any contract between the Originator and any power marketers, wholesale energy traders or public utilities who are an Obligor of the Originator providing for the sale, purchase and/or exchange of energy resources and related services and any netting agreements entered into in connection therewith.

     "Energy Wholesale Addition Date" means a date selected by the Administrator (with the consent of the Seller) in its sole discretion and conveyed to the Seller and the Servicer by written notice.

     "Energy Wholesale Payables" means, at any time, the aggregate amount payable by the Originator to all Obligors pursuant to the terms of the Energy Wholesale Contracts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller or the Originator, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller or the Originator, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, the Originator, any corporation described in CLAUSE (a) or any trade or business described in CLAUSE
(b).

     "Euro-Rate" means with respect to any Yield Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the applicable Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if British Bankers' Association or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750)) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Investment to be funded at the Yield Rate and based upon the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

               Average of London interbank offered rates quoted by BBA as shown on Dow Jones Markets Service display page 3750 or appropriate successor
          Euro-Rate =

                    1.00 - Euro-Rate Reserve Percentage

where "Euro-Rate Reserve Percentage" means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any Portion of Investment funded at the Yield Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

     "Excess Concentration" means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have been allocated to specific Obligors.

     "Excluded Obligor" means an Obligor listed on ANNEX C, and any other Obligor identified by the Administrator as an Excluded Obligor by written notice to the Seller and the Servicer.

     "Exiting Purchaser" has the meaning set forth in SECTION 1.4(b)(ii).

     "Facility Termination Date" means the earliest to occur of: (a) with respect to each Purchaser February 6, 2004, subject to any extension pursuant to
SECTION 1.10 of the Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such Exiting Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to SECTION
2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to SECTION 1.1(b) of the Agreement and (d) a Purchaser Group Facility Termination Date, if at such time there is only one Purchaser Group .

     "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

     "Fees" means the fees payable by the Seller to each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.

     "GAAP" means the generally accepted accounting principles and practices in the United States, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Group A Obligor" means any Obligor with a short-term rating of at least:
(a) "A-1" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, AND (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "A1" or better by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group B Obligor" means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, AND (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa1" to "A2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group C Obligor" means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, AND (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group D Obligor" means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

     "Group Commitment" means with respect to any Purchaser Group the aggregate of the Commitments of each Purchaser within such Purchaser Group.

     "Group Investment" means with respect to any Purchaser Group, an amount equal to the aggregate of all Investments of the Purchasers within such Purchaser Group.

     "Increased Costs" means the amounts payable by Seller to any Affected Person pursuant to SECTIONS 1.7 and 1.8 of the Agreement.

     "Indemnified Amounts" has the meaning set forth in SECTION 3.1 of the Agreement.

     "Indemnified Party" has the meaning set forth in SECTION 3.1 of the Agreement.

     "Independent Director" has the meaning set forth in PARAGRAPH 3(c) of
EXHIBIT IV to the Agreement.

     "Information Package" means a report, in substantially the form of ANNEX A to the Agreement, furnished to the Administrator pursuant to the Agreement.

     "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

     "Investment" means with respect to any Purchaser the amount paid to the Seller by such Purchaser pursuant to the Agreement (as modified by any assignment), in each case reduced from time to time by Collections distributed and applied on account of such Investment pursuant to SECTION 1.4 of the Agreement; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

     "KU" has the meaning set forth in the preamble.

     "KU Post Office Box" means, collectively, post office boxes # 14101 and # 14242, located in Lexington, KY 40512, and in the name of the Seller.

     "Legal Requirements" means any statute, rule, regulation or order of any Governmental Authority.

     "Liquidity Agent" means each of the banks acting as agent for the various Liquidity Banks under each Liquidity Agreement.

     "Liquidity Agreement" means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser's Purchases.

     "Liquidity Provider" means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

     "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

     "Lock-Box Agreement" means (i) an agreement, among the Administrator, the Seller, the Servicer and a Lock-Box Bank or (ii) an acknowledgment by the United State Post Office that each of Servicer and the Administrator are authorized to collect mail delivered to the KU Post Office Box.

     "Lock-Box Bank" means (i) any of the banks or other financial institutions holding one or more Lock-Box Accounts and (ii) Travelers.

     "Loss Reserve" means, on any date, an amount equal to: (a) the Aggregate Investment at the close of business of the Servicer on such date multiplied by
(b)(i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

     "Loss Reserve Percentage" means, on any date, the greater of: (a) 10% or
(b) (i) the product of (A) 2 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (B) the aggregate credit sales made by the Originator during the 3 most recent calendar months divided by (ii) the aggregate Outstanding Balance of Eligible Receivables as of such date.

     "Majority Purchasers" means, at any time, Purchasers whose Commitments aggregate 51% or more of the aggregate of the Commitments of all Purchasers.

     "Market Street" has the meaning set forth in the preamble to the Agreement.

     "Market Street Base Rate" means, in the case of Market Street or any Purchaser in its Purchaser Group, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

          (b) 0.50% per annum above the latest Federal Funds Rate.

     "Market Street CP Rate" means, with respect to Market Street for any Yield Period with respect to any Portion of Investment, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Market Street's Notes that are allocated, in whole or in part, by Market Street (or by its Purchaser Agent) to fund or maintain such Portion of Investment (and which may also be allocated in part to the funding of other Portions of Investment hereunder or of other assets of Market Street); PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "MARKET STREET CP RATE" for such Portion of Investment for such Yield Period, Market Street shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, Market Street's "WEIGHTED AVERAGE COST" shall consist of (x) the actual interest rate (or discount) paid to purchasers of Market Street's Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by Market Street (or by its Purchaser Agent) and (y) any incremental carrying costs incurred with respect to Market Street's Notes maturing on dates other than those on which corresponding funds are received by Market Street. Notwithstanding the foregoing, the "CP Rate" for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to 2% above the Base Rate in effect on such day.

     "Market Street Yield Rate" for any Yield Period for any Portion of Investment of the Purchased Interest in the case of Market Street or any Purchaser in its Purchaser Group, means an interest rate per annum equal to: (a) the rate set forth as the "Applicable Margin" in the Purchaser Group Fee Letter relating to Market Street plus the Euro-Rate for such Yield

Period, or (b) if requested by the Seller, the Market Street Base Rate for such Yield Period; PROVIDED, HOWEVER, that in the case of:

          (i) any Yield Period on or before the first day of which the Administrator shall have been notified by any Purchaser or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person, to fund any Euro-Rate Portion of Investment (and such Person shall not have subsequently notified the Administrator that such circumstances no longer exist),

          (ii) any Yield Period of one to (and including) 29 days,

          (iii) any Yield Period as to which the Administrator does not receive notice before noon (New York City time) on the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be a Euro-Rate Portion of Investment, or

          (iv) any Yield Period relating to a Portion of Investment that is less than $5,000,000,

the "Yield Rate" for each such Yield Period shall be an interest rate per annum equal to the Market Street Base Rate in effect on each day of such Yield Period. The "Yield Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% per annum above the applicable Base Rate in effect on such day.

     "Material Adverse Effect" means a material adverse effect on:

          (a) the assets, operations, business or financial condition of Servicer, Seller or the Originator,

          (b) the ability of Servicer, Seller or the Originator to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

          (c) the validity or enforceability as to Servicer, Seller or the Originator of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

          (d) the status, perfection, enforceability or priority of any Purchaser's or the Seller's interest in the Pool Assets.

          (e) the terms and conditions applicable to a material portion of the Pool Receivables.

          "Moody's" means Moody's Investors Service, Inc.

     "Net Receivables Pool Balance" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus the sum of
(b) (i) the Excess Concentration, (ii) the EMPP Accumulator Balance, (iii) the aggregate of all Security Deposits and, (iv) after the Energy Wholesale Addition Date, the Energy Wholesale Payables.

     "Notes" means short-term promissory notes issued, or to be issued, by each Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

     "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract or applicable Legal Requirements relating to such Receivable.

     "Obligor Payment Plan" means, with respect to any Receivable, the agreement (if any) between the Originator and the related Obligor providing for equal monthly payments (subject to bi-annual adjustments related to the actual consumption or cost of goods and services) in connection with such Receivable.

     "Originator" has the meaning set forth in the Sale Agreement.

     "Originator Assignment Certificate" means the assignment, in substantially the form of EXHIBIT C to the Sale Agreement, evidencing Seller's ownership of the Receivables generated by the Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Payment Date" has the meaning set forth in SECTION 2.1 of the Sale Agreement.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

     "Performance Reserve" means the sum of (a) the Loss Reserve and (b) the Dilution Reserve.

     "PNC" has the meaning set forth in the preamble to the Agreement.

     "Pool Assets" has the meaning set forth in SECTION 1.2(d) of the Agreement.

     "Pool Receivable" means a Receivable in the Receivables Pool.

     "Portion of Investment" means, with respect to any Purchaser and its related Investment, the portion of such Investment being funded or maintained by such Purchaser by reference to a particular interest rate basis.

     "Program Support Agreement" means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for:
(a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser's securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

     "Program Support Provider" means and includes with respect to each Conduit Purchaser any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

     "Purchase" is defined in SECTION 1.1(a).

     "Purchase and Sale Indemnified Amounts" has the meaning set forth in
SECTION 9.1 of the Sale Agreement.

     "Purchase and Sale Indemnified Party" has the meaning set forth in SECTION
9.1 of the Sale Agreement.

     "Purchase and Sale Termination Date" has the meaning set forth in SECTION
1.4 of the Sale Agreement.

     "Purchase and Sale Termination Event" has the meaning set forth in SECTION
8.1 of the Sale Agreement.

     "Purchase Date" means the date of which a Purchase or a reinvestment is made pursuant to the Agreement.

     "Purchase Facility" has the meaning set forth in SECTION 1.1 of the Sale Agreement.

     "Purchase Limit" means (i) $50,000,000, as such amount may be reduced pursuant to SECTION 1.1(b) of the Agreement, decreased pursuant to SECTION 1.10 or increased pursuant to SECTION 1.2(e). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Investment.

     "Purchase Price" has the meaning set forth in SECTION 2.1 of the Sale Agreement.

     "Purchase Report" has the meaning set forth in SECTION 2.1 of the Sale Agreement.

     "Purchased Interest" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                      Aggregate Investment + Total Reserves
                      -------------------------------------
                          Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to SECTION
1.3 of the Agreement.

     "Purchaser" means each Conduit Purchaser and/or each Related Committed Purchaser, as applicable.

     "Purchaser Agent" means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to the Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement.

     "Purchaser Group" means, for each Conduit Purchaser, such Conduit Purchaser, its Related Committed Purchasers (if any) and its related Purchaser Agent.

     "Purchaser Group Fee Letter" has the meaning set forth in SECTION 1.5 of the Agreement.

     "Purchaser Group Facility Termination Date" means, with respect to each Purchaser Group: (a) the date that the commitments of all of the related Liquidity Providers terminate under any related Liquidity Agreement, (b) the date that the commitment of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to SECTION 1.10 and (c) such Purchaser Group shall fail to cause the amendment or modification of any Transaction Document or related opinion as required by Moody's or Standard and Poor's, and such failure shall continue for 30 days after such amendment is initially requested.

     "Ratable Share" means, for each Purchaser Group, such Purchaser Group's aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

     "Receivable" means any indebtedness and other obligations owed to the Seller or the Originator by, or any right of the Seller or the Originator to payment from or on behalf of, an Obligor (not including an Obligor who is an Affiliate of the Originator), whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services in the ordinary course of business by the Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto; PROVIDED, HOWEVER that until the Energy Wholesale Addition Date no obligation that would otherwise constitute a Receivable arising under an Energy Wholesale Contract shall constitute a Receivable. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

     "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

     "Related Committed Purchaser" means each Person listed as such (and its respective Commitment) for each Conduit Purchaser as set forth on the signature pages of the Agreement or in any Assumption Agreement or Transfer Supplement.

     "Related Rights" has the meaning set forth in SECTION 1.1 of the Sale Agreement.

     "Related Security" means, with respect to any Receivable:

          (a) all of the Seller's and the Originator's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

          (b) all instruments and chattel paper that may evidence such Receivable,

          (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract or applicable Legal Requirements related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

          (d) all of the Seller's and the Originator's rights, interests and claims under the Contracts or applicable Legal Requirements and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract or applicable Legal Requirements related to such Receivable or otherwise.

     "Sale Agreement" means the Purchase and Sale Agreement, dated as of February 6, 2001, among the Seller, the Originator and the Servicer as amended through the date of the Agreement and as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "SEC Reports" means the reports filed by the Originator with the Securities and Exchange Commission on Form 10-K, Form 10-Q and/or Form 8-K (or any successor Form(s) to any thereof).

     "Security Deposit" means, for any Receivable, any payment paid or payable by the related Obligor to the Originator representing security for future payments by such Obligor on such Receivable.

     "Seller" has the meaning set forth in the preamble to the Agreement.

     "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.

     "Servicer" has the meaning set forth in the preamble to the Agreement.

     "Servicing Fee" shall mean the fee referred to in SECTION 4.6 of the Agreement.

     "Servicing Fee Rate" shall mean the rate referred to in SECTION 4.6 of the Agreement.

     "Settlement Date" means the 16th day of each calendar month or if such day is not a Business Day, the next succeeding Business Day.

     "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X of the Securities and Exchange Commission.

     "Solvent" means, with respect to any Person at any time, a condition under which:

          (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

          (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("DEBTS," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

          (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

          (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

     For purposes of this definition:

          (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

          (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

          (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

          (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

     "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "Subservicer" means LG&E Energy Services Inc.

     "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

     "Tangible Net Worth" means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

     "Termination Day" means: (a) each day on which the conditions set forth in
SECTION 2 of EXHIBIT II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

     "Termination Event" has the meaning specified in EXHIBIT V to the Agreement.

     "Termination Fee" means, for any Yield Period, with respect to any Purchaser, the amount, if any, by which: (a) the additional Discount related to such Purchaser's Investment (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period) that would have accrued during such Yield Period on the reductions of Investment relating to such Yield Period had such reductions not been made, exceeds (b) the income, if any, received by such Purchaser from investing the proceeds of such reductions of

Investment, as determined by the such Purchaser's Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

     "Total Reserves" means, at any time the sum of : the Yield Reserve, plus the Performance Reserve.

     "Transaction Documents" means the Agreement, the Lock-Box Agreements, each Purchaser Group Fee Letter, the Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

     "Transfer Supplement" has the respective meanings set forth in SECTIONS 6.3(c) and 6.3(e).

     "Travelers" means Traveler's Express Company, Inc.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

     "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

     "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

     "Yield Period" means, with respect to each Portion of Investment: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial Purchase pursuant to SECTION 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on (but not including) the next Settlement Date, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Yield Period.

     "Yield Rate" for any Yield Period for any Portion of Investment of the Purchased Interest (i) in the case of the Purchaser Group including Market Street, means the Market Street Yield Rate and (ii) in the case of each of other Purchaser Group shall mean the rate set forth as the Yield Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

     "Yield Reserve" means, on any date, an amount equal to: (a) the Aggregate Investment at the close of business of the Servicer on such date multiplied by
(b)(i) the Yield

Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.

     "Yield Reserve Percentage" means at any time:

                           (BR + SFR) x 1.5 x DSO
                           ---------
                              360

     where:

               BR  =  the Market Street Base Rate for the most recent Yield
                      Period,

               DSO =  the Days Sales Outstanding, and

               SFR =  the Servicing Fee Rate

     OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

     1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase, each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:

     (a) A counterpart of the Agreement and the other Transaction Documents executed by the parties thereto.

     (b) Certified copies of: (i) the resolutions of the Board of Directors or the Board of Managers (as appropriate) of each of the Seller and the Originator authorizing the execution, delivery and performance by the Seller and the Originator, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary organizational or corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws or the limited liability company agreement, as appropriate of the Seller and the Originator.

     (c) A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller and the Originator, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller and the Originator, as the case may be.

     (d) Proper financing statements, executed and suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller, the Originator and the Administrator (on behalf of each Purchaser Group) contemplated by the Agreement and the Sale Agreement.

     (e) Executed copies of proper financing statements, if any, suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originator or the Seller.

     (f) Completed UCC search reports, dated on or shortly before the date of the initial purchase hereunder, listing the financing statements filed in all applicable jurisdictions referred to in SUBSECTION (e) above that name the Originator or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator or any Purchaser Agent may request, showing no Adverse Claims on any Pool Assets.

     (g) (i) By the 30th day following the Closing Date, copies of executed Lock-Box Agreements with each Lock-Box Bank that is not a Community Bank and
(ii) a certificate from an authorized officer of the Originator to the effect that the name of the renter of the KU Post Office Box has been changed to the name of the Seller.

     (h) Favorable opinions, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, of Gardner, Carton & Douglas, Ogden, Newell & Welch and John R. McCall, counsel for the Seller, the Originator, and the Servicer.

     (i) Satisfactory results of a review and audit (performed by representatives of the Administrator) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of the Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

     (j) A pro forma Information Package representing the performance of the Receivables Pool for the calendar month ending December 31, 2000.

     (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in SECTION 6.4 of the Agreement and the Fee Letter.

     (l) Each Purchaser Group Fee Letter (received only by the related Purchaser Group Agent) duly executed by the Seller.

     (m) Good standing certificates with respect to each of the Seller, the Originator and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization and principal place of business.

     (n) To the extent required by each Conduit Purchaser's commercial paper program, letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by the Agreement.

     (o) Each Liquidity Agreement (received only by the related Purchaser Group Agent) and all other Transaction Documents duly executed by the parties thereto.

     (p) A computer file containing all information with respect to the Receivables as the Administrator or any Purchaser Agent may reasonably request.

     (q) Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.

2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each Purchase (including the initial Purchase) and each reinvestment shall be subject to the further conditions precedent that:

     (a) in the case of each purchase, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and such Purchaser Agent, a completed pro forma Information Package to reflect the level of Investment and a completed purchase notice in the form of ANNEX B (a "Purchase Notice") with respect to each Purchaser Group and related reserves after such subsequent purchase; and

     (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties contained in EXHIBIT III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date except to the extent it specifically related to a prior date; and

          (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

     1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

     (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign limited liability company in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action;
(iii) do not contravene or result in a default under or conflict with: (A) its certificate of formation, limited liability company agreement or any other organizational documents of the Seller, (B) any Legal Requirement applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

     (c) Except for the filing of the UCC Financing Statements referred to in
SECTION 1(d) of EXHIBIT II to the Agreement, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by Seller of this Agreement or any other Transaction Document to which it is a party that has not been made, filed or obtained.

     (d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) There is no pending or, to Seller's best knowledge, threatened action or proceeding before any Governmental Authority or arbitrator affecting Seller or any of its properties (except for proceedings approving the transactions contemplated by the Transaction Documents).

                                      III-1

     (f) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (g) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, Administrator (for the benefit of each Purchaser) shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Administrator (for the benefit of each Purchaser) in the Pool Assets, and the Administrator (for the benefit of each Purchaser) has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller pursuant to the Sale Agreement and the Administrator (for the benefit of each Purchaser) relating to the Agreement, or in respect of which the Administrator has received executed copies of proper financing statements releasing or terminating, as applicable, all security interests and other rights of any Person in such Pool Asset.

     (h) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator or any Purchaser Agent in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or as of the date so furnished, and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (i) The Seller's principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in SECTIONS 1(b) of EXHIBIT IV to the Agreement.

     (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts (if any) at such Lock-Box Banks and the number and location of the KU Post-Office Box, are specified in SCHEDULE II to the Agreement (or have been identified in a notice to the Administrator in accordance with the Agreement) and, from and after the 30th day following the Closing Date, all Lock-Box Accounts (other than Lock-Box Accounts maintained at Community Banks) are or will be subject to (and Travelers is or will be a party
to) Lock-Box Agreements (except as otherwise agreed to in writing by the Administrator). Twenty-one days after the Administrator's written request and at all times thereafter, the KU Post-Office Box shall be subject to a Lock-Box Agreement. Seller has not granted to any Person, other than the Administrator or Servicer as

                                      III-2
contemplated by the Agreement, dominion and control of any Lock-Box Account or the KU Post-Office Box, or to any person other than the Administrator the right to take dominion and control of any such account or post office box or Collections deposited with Travelers at a future time or upon the occurrence of a future event.

     (k) The Seller is not in violation of any order of any court or arbitrator or, in any material respect, in violation of any order of any Governmental Authority.

     (l) Neither the Seller nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.

     (m) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable Legal Requirement, including Regulations T, U or X of the Federal Reserve Board.

     (n) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

     (o) No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event and no event would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom that constitutes a Termination Event or an Unmatured Termination Event.

     (p) [Reserved]

     (q) The Seller and its Affiliates have complied in all material respects with the Credit and Collection Policy and applicable Legal Requirements with regard to each Receivable.

     (r) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it and all Legal Requirements that are applicable to it.

     (s) The Seller's complete organizational name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other organizational name, trade name, doing-business name or fictitious name, except as set forth on SCHEDULE III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to SECTION 1(k)(iv) of EXHIBIT IV to the Agreement.

     (t) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                      III-3

     (u) With respect to each Receivable transferred to the Seller under the Sale Agreement, Seller has given reasonably equivalent value to the Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable under the Sale Agreement is or may be voidable under any section of the Bankruptcy Code.

     (v) Pursuant to each Contract with respect to each Receivable or applicable Legal Requirements, such Receivable is a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable Legal Requirements or applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (w) Since its most recent financial report delivered hereunder, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have an effect of the type described in clauses
(b) through (e) of the definition of Material Adverse Effect or otherwise have a material adverse effect on its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under the Agreement or such other Transaction Documents.

     (x) The Seller has complied in all material respects with the requirements, rules and regulations of the Public Utility Holding Company Act of 1935, as amended.

     (y) The balance sheets of the Originator and its consolidated Subsidiaries as at December 31, 1999, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of the Originator and its consolidated Subsidiaries as at such date and the results of the operations of the Originator and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and, since December 31, 1999 there has been no event or circumstances which have an effect of the type described in clauses (b) through (e) of the definition of Material Adverse Effect (other than those disclosed in the SEC report prior to the Closing Date).

     2. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:

     (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

                                      III-4

     (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws or (B) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound; (iv) do not in any material respect contravene or conflict with: (A) any Legal Requirement applicable to it, or (B) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (v) do not result in or require the creation of any material Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which the Servicer is a party have been duly executed and delivered by the Servicer.

     (c) Except for the filing of the UCC Financing Statements referred to in
SECTION 1(d) of EXHIBIT II(d), no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by Servicer of this Agreement or any other Transaction Document to which it is a party that has not been made, filed or obtained.

     (d) Each of the Agreement and the other Transaction Documents (if any) to which Servicer is a party constitutes the legal, valid and binding obligation of Servicer enforceable against Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) [Reserved]

     (f) Except as disclosed in the SEC Reports (if any) or as otherwise disclosed to the Administrator and each Purchaser Agent, there is no pending or, to its best knowledge, threatened action or proceeding affecting Servicer before any Governmental Authority or arbitrator that could have an effect of the type described in clauses (b) through (e) of the definition of Material Adverse Effect.

     (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (h) Each Information Package (if prepared by Servicer or one of its Affiliates, or to the extent that information contained therein is supplied by Servicer or an Affiliate of Servicer), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator, any Purchaser or any Purchaser Agent in connection with the Agreement is or will be complete and accurate in all material respects as of its date or as of the date so furnished and

                                      III-5
does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (i) The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority, which could have a Material Adverse Effect.

     (j) The Servicer has complied in all material respects with the Credit and Collection Policy and applicable Legal Requirements with regard to each Receivable.

     (k) Neither the Servicer nor any of its Affiliates has any direct or indirect ownership or other financial interests in any Purchaser.

     (l) The Servicer has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

     (m) The Servicer is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (n) Except as disclosed in the SEC Reports or otherwise disclosed to the Administrator and each Purchaser Agent, there has been no change in the business, operations, financial condition, properties or assets of the Servicer which would have an effect of the type described in clauses (b) through (e) of the definition of Material Adverse Effect or materially and adversely affect the transactions contemplated under the Agreement or the other Transaction Documents.

     (o) Servicer has, to the extent applicable, complied in all material respects with the requirements, rules and regulations of the Public Utility Holding Company Act of 1935, as amended.

                                      III-6

                                   EXHIBIT IV
                                    COVENANTS

     1. COVENANTS OF THE SELLER. Until the latest of the Facility Termination Date, the date on which no Investment of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

     (a) COMPLIANCE WITH LAWS, ETC. The Seller shall comply with all applicable Legal Requirements, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such Legal Requirements or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to CLAUSE (k)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of the Purchasers) in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or organizational structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). The Seller will (and will cause the Originator to) on or prior to the date of the Agreement, mark its master data processing records and other books and records relating to the Purchased Interest (and at all times thereafter (until the latest of the Facility Termination Date or the date all other amounts owed by the Seller under the Agreement shall be paid in full) continue to maintain such records) with a legend, acceptable to the Administrator, describing the Purchased Interest.

     (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts or applicable Legal Requirements related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract or applicable Legal Requirements.

     (d) OWNERSHIP INTEREST, ETC. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (for the benefit of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (for the benefit of the Purchasers) as the Administrator, may reasonably request.

     (e) SALES, LIENS, ETC. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

     (f) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise required by applicable Legal Requirements or otherwise permitted under the Agreement, the Seller shall not, and shall not permit the Originator or any of its Affiliates to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract or waive any right granted to the Seller by an applicable Legal Requirement.

     (g) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Except as required by applicable Legal Requirements, the Seller shall not make (or permit the Originator to make) any change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a material adverse effect with respect to the Receivables. The Seller shall not make (or permit the Originator to make) any other material change in the Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

     (h) AUDITS. The Seller shall (and shall cause the Originator to), from time to time during regular business hours, but no more frequently than annually unless (x) a Termination Event or Unmatured Termination Event has occurred and is continuing or (y) in the opinion of the Administrator (with the consent or at the direction of the Majority Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Seller's performance or ability to perform in any material respect its obligations under the Agreement, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or the Originator) relating to Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of the Seller and the Originator for the purpose of examining such materials described in CLAUSE (I) above, and to discuss matters relating to Receivables and the Related Security or the Seller's or the Originator's performance under the Transaction Documents or under the Contracts or applicable Legal Requirements with any of the officers, employees, agents or contractors of the Seller or the Originator having knowledge of such matters and (iii) without limiting the CLAUSES (i) and
(ii) above, to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct at the Seller's expense, a review of the Seller's books and records with respect to the Receivables.

     (i) CHANGE IN LOCK-BOX BANKS, LOCK-BOX ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller shall not, and shall not permit the Originator to, add or terminate any bank or other entity as a Lock-Box Bank or any account as a Lock-Box Account from those listed in SCHEDULE II to the Agreement, make any change to the KU Post Office Box, make any change in its instructions to Obligors regarding payments to be made to the Seller, the Servicer, Travelers or any Lock-Box Account (or related post office box or the KU Post Office Box), make any change in its instructions to Travelers regarding the handling of Collections or make any changes in its procedures for processing Collections received in the KU Post Office Box, unless the Administrator and the Majority Purchasers shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may reasonably request in connection therewith.

     (j) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller shall (or shall cause the Originator or (for so long as KU is the Servicer) Servicer to): (i) instruct all Obligors to make payments of all Receivables to one of the following: (A) one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), (B) the KU Post Office Box and (C) Travelers payment centers (and shall instruct the Travelers to cause all items and amounts relating to such Receivables received in such payment centers to be removed and deposited into a Lock-Box Account within three days of Traveler's receipt of such items and amounts); and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer (for so long as KU is the Servicer) or the Originator into Lock-Box Accounts not later than one Business Day after receipt thereof and agrees that all such Collections shall be deemed to be received in trust for the Purchasers and shall be set aside and segregated until such transfer. Except as otherwise agreed to in writing by the Administrator and the Majority Purchasers, 30 days after the Closing Date each Lock-Box Account (other than Lock-Box Accounts maintained at Community Banks) and (within twenty-one (21) days of the Administrator's written request to Seller) the KU Post Office Box shall at all times be subject to, and Travelers shall at all times be a party to, a Lock-Box Agreement. The Seller will not (and will not permit the Servicer (for so long as KU is the

Servicer) or the Originator to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or the KU Post Office Box cash or cash proceeds other than Collections.

     (k) REPORTING REQUIREMENTS. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:

          (i) (A) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of Seller's unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer or any vice president of the Seller; (B) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Originator, balance sheets of the Originator and its consolidated Subsidiaries as of the end of such quarter and statements of income, retained earnings and cash flow of the Originator and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person (which information may be contained in the SEC Reports) and (C) as soon as available and in any event within 120 days after the end of each fiscal year of the Originator, a copy of the annual report for such year for the Originator and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing (which information may be contained in the SEC Reports);

          (ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer, treasurer or any vice president of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

          (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its ERISA Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of material liability on the Seller and/or any such ERISA Affiliate;

          (iv) at least thirty days before any change in the Seller's or the Originator's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (v) promptly after the Seller obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between the Seller, the Originator or any Affiliate thereof and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect, (B) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person, (C) litigation or proceeding adversely affecting the Originator or any of its Affiliates in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought, (D) material litigation or proceeding relating to any Transaction Document or (E) material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations;

          (vi) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Originator, any Affiliate thereof and (to the extent it has such information regarding the Servicer) the Servicer;

          (vii) promptly after the sending or filing thereof, copies of all reports that the Originator sends to any of its public security holders, and copies of all reports and registration statements that the Originator or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; PROVIDED, that any filings with the Securities and Exchange Commission that have been granted "confidential" treatment shall be provided promptly after such filings have become publicly available;

          (viii) promptly after the occurrence thereof, notice of any downgrade of the Originator;

          (ix) promptly after the occurrence thereof, notice of any material acquisition or investment by the Originator of or in any Person, business or operation;

          (x) promptly after the Seller obtains knowledge thereof, notice that the percentage of Collections paid by Obligors in any calendar month directly to the Originator (as opposed to payment to a Lock Box Account, the KU Post Office Box or to a Travelers payment center) exceeded 5% of the aggregate Collections in such calendar month;

          (xi) promptly after the occurrence thereof, notice of any material change to any Legal Requirement under which a Receivable arises; and

          (xii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request.

     (l) CERTAIN AGREEMENTS. Without the prior written consent of the Administrator and the Majority Purchasers, the Seller will not (and will not permit the Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of formation or limited liability company agreement.

     (m) RESTRICTED PAYMENTS. (i) Except pursuant to CLAUSE (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in CLAUSES (a) through (e) being referred to as "Restricted Payments").

          (ii) Subject to the limitations set forth in CLAUSE (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Note in accordance with its terms, and (B) if no amounts are then outstanding under the Company Note, the Seller may declare and pay dividends.

          (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to SECTIONS 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller's tangible net worth would be less than $5,000,000 or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

     (n) OTHER BUSINESS. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Company Note; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

     (o) USE OF SELLER'S SHARE OF COLLECTIONS. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchaser Groups and the Administrator under the Agreement and under each Purchaser Group Fee Letter); (ii) the payment of accrued and unpaid interest on the Company Note; and (iii) other legal and valid corporate purposes.

     (p) TANGIBLE NET WORTH. The Seller will not permit its tangible net worth, at any time, to be less than $3,000,000.

     (q) CALCULATION OF THE PURCHASED INTEREST. If requested, the Seller shall calculate the Purchased Interest on a daily basis and, if requested, provide the results of such calculation to the Administrator, any Purchaser Agent, Moody's or Standard & Poor's, as applicable.

     2. COVENANTS OF THE SERVICER. Until the latest of the Facility Termination Date, the date on which no Investment of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchaser Agents, the Purchasers, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

     (a) COMPLIANCE WITH LAWS, ETC. The Servicer shall comply in all material respects with all applicable Legal Requirements, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such Legal Requirements or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

     (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts or applicable Legal Requirements related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract or applicable Legal Requirements.

     (d) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise required by applicable Legal Requirements or otherwise permitted under the Agreement, the Servicer shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract or waive any right granted to the Servicer by any applicable Legal Requirements.

     (e) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Except as required by applicable Legal Requirements, the Servicer shall not make any change in the character of its business or in the Credit and Collection Policy that would have a material adverse effect on the terms and conditions or the collectibility of a material portion of the Receivables. The

Servicer shall not make any other material change in the Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

     (f) AUDITS. The Servicer shall, from time to time during regular business hours, but no more frequently than annually unless (x) a Termination Event or Unmatured Termination Event has occurred and is continuing or (y) in the opinion of the Administrator (with the consent or at the direction of the Majority Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Servicer's performance or ability to perform in any material respect its obligations under the Agreement, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; and (ii) to visit its offices and properties for the purpose of examining such materials described in CLAUSE (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii) without limiting the CLAUSES (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct at the Servicer's expense, a review of the Servicer's books and records with respect to the Receivables.

     (g) CHANGE IN LOCK-BOX BANKS, LOCK-BOX ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. The Servicer shall not add or terminate any bank or other entity as a Lock-Box Bank or any account as a Lock-Box Account from those listed in SCHEDULE II to the Agreement, make any change to the KU Post Office Box, make any change in its instructions to Obligors regarding payments to be made to the Seller, the Servicer, Travelers or any Lock-Box Account (or related post office box or the KU Post Office Box), make any change in its instructions to Travelers regarding the handling of Collections or make any changes in its procedures for processing Collections received in the KU Post Office Box, unless the Administrator and the Majority Purchasers shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

     (h) DEPOSITS TO LOCK-BOX ACCOUNTS. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to one of the following: (A) one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account within three Business Days of Traveler's receipt of such items and amounts), (B) the KU Post Office Box and (C) Travelers payment centers (and shall instruct Travelers to cause all items and amounts relating to such Receivables received in such payment centers to be removed and deposited into a Lock-Box Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by it, the Seller or the Originator into Lock-Box

Accounts not later than one Business Day after receipt thereof and agrees that all such Collections shall be deemed to be received in trust for the Purchasers and shall be set aside and segregated until such transfer. Except as otherwise agreed to in writing by the Administrator and the Majority Purchasers, 30 days after the Closing Date, each Lock-Box Account (other than Lock-Box Accounts maintained at Community Banks) and (within twenty-one (21) days of the Administrator's written request to the Seller) the KU Post Office Box shall at all times be subject to, and Travelers shall at all times be a party to, a Lock-Box Agreement. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or the KU Post Office Box cash or cash proceeds other than Collections.

     (i) REPORTING REQUIREMENTS. The Servicer shall provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:

          (i) as soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the last day of such month or, within 10 Business Days of a request by the Administrator or any Purchaser Agent, an Information Package for such periods as is specified by the Administrator or such Purchaser Agent (including on a semi-monthly or weekly basis);

          (ii) as soon as possible and in any event within five days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of Servicer setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

          (iii) promptly after the Servicer obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between the Servicer or any of its Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought; or (C) litigation or proceeding relating to any Transaction Document;

          (iv) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of Servicer or any of its Subsidiaries;

          (v) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Servicer as the Administrator or any Purchaser Agent may from time to time reasonably request;

          (vi) promptly after the occurrence thereof, notice of any material change to any Legal Requirement under which a Receivable arises.

     3. SEPARATE EXISTENCE. Each of the Seller and Servicer hereby acknowledges that the Purchasers, the Purchaser Agents, the Administrator and the Liquidity Providers are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from Originator and its Affiliates. Therefore, from and after the date hereof, each of the Seller and Servicer shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Originator and any other Person, and is not a division of Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Servicer shall take such actions as shall be required in order that:

          (a) The Seller will be a limited purpose entity whose primary activities are restricted in its limited liability company agreement to:
     (i) purchasing or otherwise acquiring from the Originator, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

          (c) Not less than one member of the Seller's Board of Directors (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee or associate of the Originator or any of its Affiliates or any relative of the foregoing (other than the Seller and any other bankruptcy remote special purpose entity formed for the sole purpose of securitizing or facilitating the securitization of financial assets of any member or members of the Seller's Parent Group (as defined in the Limited Liability Company Agreement of the Seller). The limited liability company agreement of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

          (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, the Originator or any Affiliate thereof;

          (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee;

          (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant to the Agreement. Except as contemplated by the next succeeding sentence, the Seller will not incur any material indirect or overhead expenses for items shared with the Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller and the Originator (or any Affiliate thereof) share items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Originator shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

          (g) The Seller's operating expenses will not be paid by Originator or any other Affiliate thereof;

          (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

          (i) The Seller's books and records will be maintained separately from those of the Originator and any other Affiliate thereof;

          (j) All financial statements of the Originator or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of the Originator, and (ii) the Originator has sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

          (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Originator or any Affiliate thereof;

          (l) The Seller will strictly observe organizational formalities in its dealings with the Originator or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of the Originator or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which the Originator or any Affiliate thereof (other than in the capacity of Servicer or Sub-Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Originator or any Subsidiary or other Affiliate of the Originator. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate; and

          (m) The Seller will maintain arm's-length relationships with the Originator (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor the Originator will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and the Originator will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

                                    EXHIBIT V
                               TERMINATION EVENTS

     Each of the following shall be a "Termination Event":

     (a) (i) the Seller, the Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for seven (7) Business Days after knowledge or notice thereof,
(ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for two (2) Business Days or (iii) KU shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator and the Majority Purchasers shall have been appointed;

     (b) KU (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that KU (or such Affiliate) then has as Servicer;

     (c) any representation or warranty made or deemed made by the Seller or the Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, the Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue for Seven (7) Business Days after notice to the Seller or the Servicer of such inaccuracy;

     (d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

     (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

     (f) the Seller or the Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or the Originator shall take any organizational or corporate, as applicable, action to authorize any of the actions set forth above in this paragraph;

     (g) (i) the (A) Default Ratio shall exceed 3%, (B) Delinquency Ratio shall exceed 5%, (C) Day Sales Outstanding shall exceed 30, or (ii) the average for three consecutive calendar months of: the (A) Default Ratio shall exceed 2%, or
(B) the Delinquency Ratio shall exceed 3%;

     (h) a Change in Control shall occur;

     (i) at any time (i) the sum of (A) the Aggregate Investment plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Purchasers' share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and Fees), and such circumstance shall not have been cured within two Business Days;

     (j) (i) the Originator or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

     (k) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA,
(ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims of $250,000 or more in the aggregate pursuant to the Internal Revenue Code with regard to any of the assets of Seller, the Originator, or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, the Originator, or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, the Originator or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability in excess of $1,000,000 and such lien shall have been filed and not released within 10 days;

     (l) one or more final judgments for the payment of money shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against the Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution; or

     (m) the "Purchase and Sale Termination Date" under and as defined in the Sale Agreement shall occur under the Sale Agreement or the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Sale Agreement.

     (n) There shall have occurred any event that would, with the giving of notice or the passing of time, or both, have an effect of the type described in clauses (b) through (e) of the definition of Material Adverse Effect.

     (o) Any Lock-Box Account (other than a Lock-Box Account maintained at a Community Bank) shall not be subject to, or Travelers shall not be a party to, a Lock-Box Agreement after the 30th day after the Closing Date.

     (p) The Seller shall fail to pay any Increased Costs (or amounts that would have been due but for the operation of SECTION 1.8(b)) when due (or when such amounts would have been due but for the operation of SECTION 1.8(b)).

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY

                        [ON FILE WITH THE ADMINISTRATOR]

                                  SCHEDULE I-1

                                   SCHEDULE II
                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

Note that all Lock-Box Banks listed on this Schedule II that are not marked with an asterix immediately following their name are "Community Banks."

Travelers Express Company, Inc.*
1550 Utica Avenue South
Minneapolis, MN 55416

First Commonwealth Bank*
1026 Park Avenue N.W.
Norton, VA 24273
Account Number:   30000400

Community Trust Bank*
155 E. Main Street
Lexington, KY 40507
Account Number:   4000251481

PNC Bank, Madison County*
P.O. Box 8
Richmond, KY 40475
Account Number:   3190836143

PNC Bank*
P.O. Box 648
Elizabethtown, KY 42701
Account Number:   3009341163

Bank One, NA*
P.O. Box 32500
Louisville, KY 40232
Account Number:   5089824
                  260220037

Citizens State Bank*
P.O. Box 37
Wickliffe, KY 42087
Account Number: 1002007

                                  SCHEDULE II-1

COMMUNITY BANKS:

Fifth Third Bank
P.O. Drawer K

Madisonville, KY 42431
Account Number:   5370011465

Area Bank
P.O. Box 505
Eddyville, KY 42038
Account Number:   0028301978

Old National Bank
131 E. Main Cross Street
Greenville, KY 42345
Account Number:   11001720

Fifth Third Bank
101 E. Main Street, Box 349
Morganfield, KY 42437
Account Number:   5105010297

National City Bank
121 S. Fourth Street
Danville, KY 40422

Account Number:   736600578

Citizens Bank & Trust Company
P.O. Box 250
Campbellsville, KY 42718
Account Number:  0150037

First National Bank
P.O. Box 220
Russell Springs, KY 42642
Account Number:   013846

Citizens Union Bank
P.O. Box 189
Shelbyville, KY 40065
Account Number:   0071528

Farmers Bank & Trust Company
200 E. Main Street
Georgetown, KY 40324
Account Number:   0008605

                                  SCHEDULE II-2

United Bank & Trust Company
100 United Drive, Box 89
Versailles, KY 40383
Account Number:   0246748

Mt. Sterling National Bank
P.O. Box 286
Mt. Sterling, KY 40353
Account Number:   015245

Citizens Bank
114 West Main Street
Morehead, KY 40351
Account Number:   0012500

Kentucky Bank
P.O. Box 157
Paris, KY 40361
Account Number:   032611

Security Bank
3 West Second Street
Maysville, KY 41056
Account Number:   0209791

First National Bank
604 Highland Avenue
Carrollton, KY 41008
Account Number:   388084

Peoples Commercial Bank
P.O. Box 600
Winchester, KY 40391
Account Number:   20004404

Cumberland Valley National
Main Street, Box 709

London, KY 40741
Account Number:   2130599

First Street Bank
19th Street and Cumberland Avenue
Middlesboro, KY 40965
Account Number:   0000001589

                                  SCHEDULE II-3

Bank of Harlan
P.O. Box 919
Harlan, KY 40831
Account Number:   100616200

Citizens National Bank
P.O. Box 760
107 East Mt. Vernon Street
Somerset, KY 42501
Account Number:   75003708

Lee Bank and Trust Company
P.O. Box 100
Pennington Gap, VA 24277
Account Number:   0054410

                                  SCHEDULE II-4

                                  SCHEDULE III
                                   TRADE NAMES

1) Old Dominion Power Company

                                 SCHEDULE III-1

                                                                         ANNEX A
                                               TO RECEIVABLES PURCHASE AGREEMENT

                           FORM OF INFORMATION PACKAGE

                        [ON FILE WITH THE ADMINISTRATOR]

                                    ANNEX A-1

                                                                         ANNEX B
                                               TO RECEIVABLES PURCHASE AGREEMENT

                             FORM OF PURCHASE NOTICE

PNC Bank, National Association
One PNC Plaza, 3rd Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707

Ladies and Gentlemen:

     Reference is hereby made to the Receivables Purchase Agreement, dated as of February 6, 2001 (as heretofore amended or supplemented, the "RECEIVABLES PURCHASE AGREEMENT"), among KU Receivables LLC ("SELLER"), Kentucky Utilities Company, as Servicer, Market Street Funding Corporation, as a Conduit Purchaser and as Related Committed Purchaser, Three Rivers Funding Corporation, as a Conduit Purchaser and as a Related Committed Purchaser, Mellon Bank, N.A. as a Purchaser Agent, the various other Purchaser Groups from time to time a party thereto and PNC Bank National Association, as a Purchaser Agent and as administrator (in the latter capacity, the "ADMINISTRATOR"). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

     This letter constitutes a Purchase Notice pursuant to SECTION 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on [___,__] 2001, for a purchase price of $____________. Subsequent to this Purchase, the Aggregate Investment will be $___________.

     Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

     (i) the representations and warranties contained in EXHIBIT III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates except to the extent it specifically relates to a prior date;

     (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

     (iii) after giving effect to the purchase proposed hereby, the Aggregate Investment of the Purchased Interest will not exceed 100% and the Aggregate Investment will not exceed the Purchase Limit; and

                                    ANNEX B-1

     (iv) the Facility Termination Date shall not have occurred with respect to all Purchasers.

     IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

                                            KU RECEIVABLES LLC


                                            By:
                                               --------------------------------
                                            Name Printed:
                                                         ----------------------
                                            Title:
                                                  -----------------------------

                                    ANNEX B-2

                                                                         ANNEX C
                                               TO RECEIVABLES PURCHASE AGREEMENT

                            LIST OF EXCLUDED OBLIGORS

                                     [NONE]

                                    ANNEX C-1

                                                                         ANNEX D
                                               TO RECEIVABLES PURCHASE AGREEMENT

                          FORM OF ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT (this "AGREEMENT"), dated as of [ ] ____, 20[ ], is among KU RECEIVABLES LLC (the "Seller"), [________], as purchaser (the " [_____] Conduit Purchaser"), [________], as the related committed purchaser (the "[______] Related Committed Purchaser" and together with the Conduit Purchaser, the "[_____] Purchasers"), and [________], as agent for the Purchasers (the "[______] Purchaser Agent" and together with the Purchasers, the "[_______] Purchaser Group").

                                   BACKGROUND

     The Seller and various others are parties to a certain Receivables Purchase Agreement dated as of February 6, 2001 (as amended through the date hereof, the "Receivables Purchase Agreement"). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. This letter constitutes an Assumption Agreement pursuant to
SECTION 1.2(e) of the Receivables Purchase Agreement. The Seller desires [the [_____] Purchasers and the [______] Purchaser Agent] [the [ ] Related Committed Purchaser] to [become a party to] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, [the [________] Purchasers agree to become Purchasers thereunder, and the [ ] Purchaser Agent agrees to become a Purchaser Agent thereunder and] the [_____] Related Committed Purchaser agrees to [a new] [increase its] Commitment in an amount equal to the amount set forth as the "Commitment" under its signature hereto.

     Seller hereby represents and warrants to the [________] Purchasers as of the date hereof, as follows:

     (i) the representations and warranties contained in EXHIBIT III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates, except to the extent it specifically relates to a prior date;

                                    ANNEX D-1

     (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase; and

     (iii) the Facility Termination Date shall not have occurred.

     SECTION 2. Upon execution and delivery of this Assumption Agreement by the Seller and each member of the [______] Purchaser Group, satisfaction of the other conditions to assignment specified in SECTION 1.2(e) of the Receivables Purchase Agreement (including the consent of the Administrator and each of the other Purchasers party thereto) and receipt by the Administrator of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Purchasers and the [______] Purchaser Agent shall become a party to, and have the rights and obligations of Purchasers or a Purchaser Agent (as appropriate) under, the Receivables Purchase Agreement and] the [______] Related Committed Purchaser shall [have a] [increase its] Commitment in the amount set forth as the "Commitment" under the signature of the [______] Related Committed Purchaser, hereto.

     SECTION 3. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Notes issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

     SECTION 4. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

                         (continued on following pages)

                                    ANNEX D-2

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                                 [___________], as a Conduit Purchaser

                                 By:
                                    -----------------------------------------
                                 Name Printed:
                                              -------------------------------
                                 Title:
                                       --------------------------------------

                                 [Address]

                                 [___________], as a Related Committed Purchaser

                                 By:
                                    --------------------------------------------
                                 Name Printed:
                                              ----------------------------------
                                 Title:
                                       -----------------------------------------

                                 [Address]
                                 [Commitment]

                                 [___________], as Purchaser Agent for [_______]

                                 By:
                                    -------------------------------------------
                                 Name Printed:
                                              ---------------------------------
                                 Title:
                                       ----------------------------------------

                                 [Address]

                                    ANNEX D-3

               KU RECEIVABLES LLC, as Seller

By:
  -------------------------------------------
Name Printed:
            ---------------------------------
Title:
     ----------------------------------------

Consented and Agreed:

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:
  -------------------------------------------
Name Printed:
            ---------------------------------
Title:
     ----------------------------------------

Consented and Agreed:

[THE PURCHASERS]

                                    ANNEX D-4

                                                                         ANNEX E
                                               TO RECEIVABLES PURCHASE AGREEMENT

                           FORM OF TRANSFER SUPPLEMENT
                                 WITH RESPECT TO
                               KU RECEIVABLES, LLC
                         RECEIVABLES PURCHASE AGREEMENT

                               [     ] ____, 20[ ]

SECTION 1.

   [Commitment assigned:                                        $_________

   Assignor's remaining Commitment:                             $_________

   Investment allocable to Commitment assigned:](1/)-           $_________
                                             Investment assigned:

   Discount (if any) allocable to Investment
   assigned:                                                             $
   Discount (if any) allocable to Assignor's
   remaining Investment:                                        $_________

   SECTION 2.

     Effective Date of this Transfer Supplement: [   ] _____, 20[ ]

     Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in [SECTION 6.3(c)] [SECTION 6.3(e)]of the Receivables Purchase Agreement, from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a [Conduit Purchaser] [Related Committed Purchaser] under, the Receivables Purchase Agreement dated as of February 6, 2001 (as amended through the date hereof, the Receivables Purchase Agreement), among KU RECEIVABLES LLC, KENTUCKY UTILITIES COMPANY and various other parties.

----------
(1/) Bracketed language is only applicable to assignments by Related Committed Purchasers pursuant to SECTION 6.3(C).

                                    ANNEX E-1

ASSIGNOR:                        [____________], as a [Related
                                        Committed Purchaser for
                                 [___________]] [Conduit Purchaser]

                                 By:
                                    --------------------------------------------
                                 Name Printed:
                                              ----------------------------------
                                 Title:
                                       -----------------------------------------

ASSIGNEE:                        [______________], as a [Related
                                        Committed Purchaser for
                                 [______________]] [Conduit  Purchaser]

                                 By:
                                    --------------------------------------------
                                 Name Printed:
                                              ----------------------------------
                                 Title:
                                       -----------------------------------------

                                 [Address]
                                 [Commitment Assigned]1/

Accepted as of date first above
written:

[______________],
  as Purchaser Agent for the
[________] Purchaser Group

By:
  -------------------------------------------
Name Printed:
            ---------------------------------
Title:
     ----------------------------------------

--------
(2/) Bracketed language is only applicable to assignments by Related Committed
     Purchasers pursuant to SECTION 6.3(c).

                                    ANNEX E-2